SCHEDULE 14A INFORMATION



    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (Amendment No. 3)




      Filed by the Registrant [X]

      Filed by a party other than the Registrant [ ]

      Check the appropriate box:

      [ ]  Preliminary Proxy Statement
      [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      [X]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [ ]  Soliciting  material  pursuant to Rule 14a-11(c) or Rule.14a-12

                          TREASURY INTERNATIONAL, INC.
                 Name of Registrant as Specified In Its Charter)

 -----------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [ ] No fee required.
      [ ] Fee  computed on table below per Exchange  Act Rules  14a-6(i)(4)  and
          0-11.
      (1) Title of each class of  securities  to which  transaction applies:
------------------------------------------------------------------------

      (2)  Aggregate  number  of  securities  to which  transaction applies:
------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------------

      (5)  Total fee paid:
______________________________________________________________________

      [X]  Fee paid previously with preliminary materials.
-----------------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:
-----------------------------------------------------------------------

      (2)  Form, Schedule or Registration Statement No.:
-----------------------------------------------------------------------

      (3)  Filing party:
-----------------------------------------------------------------------

      (4)  Date filed:
-----------------------------------------------------------------------

                          TREASURY INTERNATIONAL, INC.
                       1183 Finch Avenue West - Suite 508
                       North York, Ontario, Canada M3J 2G2
                                 (416) 663-0668






                                                    November 18, 1998






Dear Stockholder:



     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Treasury International, Inc. (the "Company") to be held on Monday, November 30, 1998 at 9:00 a.m., Eastern time, at the offices of the Company's counsel, Piper & Marbury L.L.P., at 1251 Avenue of the Americas, 29th Floor, New York, New York, 10020, U.S.A.


     At the Special Meeting, you will be asked to consider and vote upon a proposal (the "Proposal") to approve the sale of all of the issued and outstanding stock of Mega Blow Moulding Limited, a wholly-owned subsidiary ("Mega Blow") of the Company's wholly-owned subsidiary, Megatran Investments Limited to 1299004 Ontario Corporation, a corporation organized under the laws of Ontario, Canada.


     THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL AND UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.

      The reason  that the Board of  Directors  has  approved  the  Proposal  is described in full in the Proxy Statement that accompanies this letter. In summary, the reason is that by selling Mega Blow, the Company will be able to leverage its capital which, in turn, will enable the Company to make acquisitions of larger companies with businesses complimentary to that of the Company.

      In the materials accompanying this letter, you will find a Notice of Special Meeting of Stockholders and a Proxy Statement relating to the actions to be taken by the Company's stockholders at the Special Meeting. The Proxy Statement more fully describes the Sale and includes important information concerning the Company.

      Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,



                                          James Hal
                                          Chairman  of  the  Board, President
                                          and Chief Executive Officer

                          TREASURY INTERNATIONAL, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                          TO BE HELD NOVEMBER 30, 1998



      Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Treasury International, Inc., a Delaware corporation (the "Company"), will be held at the office of the Company's counsel, Piper & Marbury L.L.P., at 1251 Avenue of the Americas, 29th Floor, New York, New York 10020, U.S.A., on Monday, November 30, 1998 at 9:00 a.m., Eastern Time, for the following purposes:


      1. To approve the sale of 100% of the stock of its indirect subsidiary Mega Blow Moulding Limited, a company engaged in the manufacture and marketing of custom plastic containers, to 1299004 Ontario Corporation, an Ontario corporation (the "Sale") on the terms contained in that certain Stock Purchase Agreement dated August 11, 1998 and amendment thereto dated as of September 30, 1998, which is described in the accompanying Proxy Statement.

      2. To act upon such other matters as may properly come before the Special Meeting or any postponements or adjournments thereof.

      Each of the above proposals is more fully described in the accompanying Proxy Statement.

      Approval of the Sale will require the affirmative vote by holders of a majority of the outstanding shares of the Company's common stock, $0.0001 par value per share, entitled to vote at the Special Meeting.

      Only stockholders of record at the close of business on November 5, 1998 shall be entitled to notice of and to vote at the Special Meeting or any postponement or adjournments thereof. All stockholders are cordially invited to attend the Special Meeting in person.


                                    Sincerely,



                                    James Hal
                                    Chairman of the Board, President
                                     and  Chief Executive Officer




November 18, 1998
North York, Ontario




IF YOU DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                           TREASURY INTERNATIONAL, INC.
                                 ---------------
                                 PROXY STATEMENT
                                       FOR
                       THE SPECIAL MEETING OF STOCKHOLDERS


                         TO BE HELD ON NOVEMBER 30, 1998
       -----------------------------------------------------------------




                               GENERAL INFORMATION



      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Treasury International, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on November 30, 1998, at 9:00 a.m., Eastern Time, at 1251 Avenue of the Americas, 29th Floor, New York, New York 10020, U.S.A., and at any postponements or adjournments thereof.


      The Company intends to mail this Proxy Statement, the Notice of Special Meeting of Stockholders, and the accompanying proxy card to stockholders entitled to vote at the Special Meeting on or about November 17, 1998.

      At the Special Meeting, holders of the Company's common stock, par value $0.0001 per share (the "Common Stock"), will be asked to consider and vote upon the following proposal (the "Proposal"): to approve the sale (the "Sale") of all of the issued and outstanding stock of Mega Blow Moulding Limited, a wholly-owned subsidiary ("Mega Blow") of the Company's wholly-owned subsidiary, Megatran Investments Limited ("Megatran") to 1299004 Ontario Corporation, a corporation organized under the laws of Ontario, Canada ("Ontario") substantially on the terms contained in the Stock Purchase Agreement (defined herein).



RECORD DATE; VOTING

     The Board of Directors of the Company (the "Board") has fixed the close of business on November 5, 1998 as the record date (the "Record Date") for the determination of holders of Common Stock entitled to notice of and to vote at the Special Meeting or any and all postponements or adjournments thereof. As of the Record Date, there were 72,780,546 shares of Common Stock issued and outstanding.

      Each share of Common Stock is entitled to one vote on the Proposal. The presence, whether in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. The affirmative vote by holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve the Proposal. Abstentions from voting and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect the Proposal) on the Proposal will be counted for purposes of determining the presence of a quorum but will not be counted as an affirmative or negative vote on the Proposal. Accordingly, abstentions and broker non-votes will have the same legal effect as a vote against the Proposal.

      As of the Record Date, the directors and executive officers of the Company, together with their respective affiliates, held 12,021,906 shares of Common Stock, representing approximately 16.52% of the votes that may be cast at the Special Meeting. James Hal, the Chairman of the Board, President and Chief Executive Officer, of the Company, has informed the Company that he intends to vote his shares of Common Stock FOR the Proposal. As of the Record Date, Mr. Hal held 12,000,006 shares of Common Stock or 16.48% of all outstanding shares of Common Stock.


NO APPRAISAL RIGHTS

      Under the Delaware General Corporation Law, stockholders of the Company are not entitled to appraisal rights in connection with the Sale.


REVOCABILITY OF PROXIES

      If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, such person may elect to do so and thereby revoke the power of the proxy holders to vote such proxy. A proxy also may be revoked before it is exercised by filing with the secretary of the Company a duly signed revocation or a proxy bearing a later date.


SOLICITATION

      This solicitation is being made by the Company, and the Company will bear the entire cost of the solicitation of proxies from its stockholders, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers, regular employees and other representatives of the Company. No additional compensation will be paid to such persons for such services.

INDEPENDENT AUDITORS


      Representatives of Bromberg & Associates, the Company's independent auditors, are expected to attend the Special Meeting by telephone conference and to be available by telephone to answer appropriate questions. Such representatives will have the opportunity to make a statement to the stockholders if they desire to do so.



                            THE COMPANY

      The Company is a holding company which, through its wholly-owned subsidiaries, Megatran and Mega Blow, engages in the international manufacturing, sourcing and distribution of quality consumer and industrial products. The Company's plan is to become an international manufacturing, distribution and marketing conglomerate. To expand its business, the Company seeks to make acquisitions in niche industries of companies having strong brand recognition and/or significant market share and/or marketing capabilities, with the intent of growing these businesses into leaders in their respective markets.

      Through these  subsidiaries,  the Company  manufactures,  distributes  and exports a combined total of more than 3,000 products. The Company has the capacity to provide private labeling services for unique product specifications; tailored packaging services for all product lines; complete warehousing facilities; marketing services via a network of marketing and sales representatives; and specialized multi-lingual sales associates. By utilizing its customized computer information and production systems, the Company strives at all times to ensure access to the broadest range of quality products.

      As a holding  company,  the  Company  is  responsible  for  supplying  its
subsidiaries  with   administrative  and  management   assistance,   accounting,
consulting and necessary funding to complete projects or initiate endeavors.

      The Common Stock is publicly traded on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System Over the Counter ("OTC") Market under the symbol "TREY."

Corporate Summary and Growth Strategies

      The Company is aggressively pursuing potential acquisitions and strategic alliances which management believes would significantly increase revenues, profits and value for its stockholders in accordance with its business objectives. The Company's "Leveraged Build-Out" strategy consists of growth through internal expansion of sales and profits in existing operations through an aggressive acquisitions program. Businesses targeted for acquisition must meet or exceed management's stringent revenue and profit objectives. Management must also believe that the targeted corporations have outstanding North American and International prospects for rapid growth in both top line revenues and bottom line profits. Management is committed to expanding its global presence by entering the emerging markets within Latin America, Eastern Europe and Africa. In furtherance of this plan, the Company anticipates utilizing existing marketing channels of the acquired companies. Management's objective is to obtain additional distribution capacity, gain market share for its existing product lines and diversify the products and services the Company can offer to its expanding client base.

      In addition to internal growth and acquisitions, the Company is also active in the business of creating and maintaining international strategic trading links. The purpose of this plan is to obtain alternate production sources and new channels of marketing and distribution for both consumer and industrial products in North America and, in particular, the United States. The Company is also continually attempting to develop and implement systems to popularize its products through the promotion of high quality private label branded products at competitive prices.

The Company's Markets in General

      The Company believes it can achieve widespread acceptance for its products in developing countries where mass consumption of goods is in its infancy. Management believes the Company can take advantage of a very competitive global situation by delivering highly knowledgeable and experienced cultural liaisons that stand behind internationally recognized products. The Company should then be able to maintain an upward momentum in world markets including the aggressive penetration of important emerging markets on a global scale.

      These international businesses involve complex and dynamic processes of political and economic issues in addition to traditional issues of market and firm related concerns. For these reasons, The Company has pursued strategies that include complementary networks of culturally experienced individuals with the principal objectives of growth and development through leveraged acquisitions.

      Management believes that one of The Company's major long term opportunities is in Latin America. Latin America has a population of over 450 million, and has countries with large urban populations, well in excess of those in Canada and Europe, and developing economies. With the recent widespread move towards democratization of the region and development of market oriented economies, experts predict positive future prospects in the region. In fact, the value of contemporary foreign direct investment (debt and equity investment) in some Latin American countries is almost twelve times the size of levels before the South American debt crisis in the 1980's. The debt crisis created a situation where consumers had little access to imported products or services and little ability to purchase even if such products had been available. With the easing of this crisis, these markets are in need of goods and services. Similar situations are developing in Eastern Europe and Africa which also present potential opportunities for the Company. It is one of The Company's major objectives to expand its global presence by meeting the needs in these "emerging markets" whose rapid growth is fueling demand for industrial and consumer products.

Customized Commercial Plastic Containers Business

      Overview. The Company, through Mega Blow, operates as a specialized custom molder of plastic bottles and containers for use in the pharmaceutical, health and beauty, household cleaner and food product industries. Plastic is a disposable material which is in high demand in today's environmentally friendly and industrializing world. Management believes that demand will continue to grow significantly well into the next century. Currently, the estimated North American market for plastic products is in excess of $15 billion.

      Customers. Mega Blow concentrates on manufacturing products for customers who are the end user or manufacturer agents. Mega Blow has fostered relationships with many major North American corporations, including Johnson & Johnson, G.K. Packaging, Fenton Webber, Novo Pharm, Jones Packaging and the Canadian shampoo division of L'Oreal. Management believes that Mega Blow has an excellent reputation for quality and customer service and prides itself on its ability to consistently maintain a zero percent defect rate. This has resulted in long-standing customer relationships, many in excess of 10 years.

      Facilities/Equipment. Mega Blow operates from a leased, 46,000 square foot manufacturing facility in metropolitan Toronto, Canada. Mega Blow operates nine Bekum blowing machines. The Bekum machine is considered by industry experts to be the best currently available and gives Mega Blow a state-of-the-art manufacturing capacity. The Bekum machine can be operated almost indefinitely when properly maintained and updated. All machines are computerized and controlled by special tracking devices which monitor all aspects of machine productivity. Further, the Company's computerized systems give the manufacturing process numerous diagnostic features which maximize productivity and quality control. All manufacturing machines are constantly serviced and maintained to the highest degree possible by a specially trained maintenance staff, as well as by 24 hour on-call maintenance professionals. Mega Blow seeks to maximize productivity and utilization of fixed overhead costs by operating the plant 24 hours a day with four shifts.

      Personnel. Mega Blow employs more than one hundred non-unionized regular employees, including production, management, foremen and office staff. Its management is experienced in every facet of operations, including machine operation, machine repairs and maintenance, completing setups, mold maintenance, purchasing, distribution and marketing.

     Materials. The Company's major raw material usage consists of the following resins: Pet G, H.D.P.E. (High Density Polyethylene) and L.D.P.E. (Low Density Polyethylene). Management is not aware of any environmental concerns in respect of Mega Blow, its manufacturing facilities or its products. Mega Blow presently uses six major suppliers of the above resins. In the event that its existing sources of supply become insufficient to meet its needs, management believes that alternative supplies would be available at competitive prices from one of its other major suppliers or from outside alternative suppliers.

Research and Development

      During its last three fiscal years, the Company has incurred no material expenditures on account of research and development, as management believes that the success of the Company and its business operations did not require significant research and development efforts.

Currency, Foreign Exchange and Banking

      As most of the Company's operations have been based primarily in North America, the Company believes that the current exchange rate environment has been favorable to it, and as such has not under-taken active foreign exchange hedging activities. Management monitors world exchange conditions on a regular basis and should the current favorable environment change, management will implement a more active foreign currency hedging policy.

Investment Policies

      The Company has no limitations on the amounts which it may invest in any one investment or type of investment. The Company has no holdings in real estate, real estate mortgages and similar securities or publicly traded securities. As well, the Company does not have any investment in persons or companies primarily devoted to such investments and it is not the policy of the Company to make investments for the purpose of capital gain or passive income. Presently, all available monies are being used for day-to-day operations.

Patents and Trademarks

      Due to the nature of the Company's operations, it does not currently hold any existing or pending patents or trademarks outside of the Company's and its subsidiary's names.

Government Regulation and Legal Proceedings

      The Company is not subject to any government regulation for the operation of its business. The Company is not currently engaged in any legal proceedings and is not aware of any pending or threatened litigation that could have a material adverse effect on the Company's business, financial condition or results of operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     On April 12, 1996, the Common Stock of the Company was accepted for quotation on the NASDAQ-OTC. The following table sets forth the range of high and low closing representative bid prices for the Company's Common Stock for each fiscal quarter since the Common Stock began trading on the NASDAQ-OTC, which represent inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions:


                                               High Bid     Low Bid
                                               --------     -------
Fiscal Year 1996
----------------
First quarter ended April 30, 1996
     (from April 12, 1996)                      $0.50        $0.25
Second quarter ended July 31, 1996               1.31         0.50
Third quarter ended October 31, 1996             1.07         0.19
Fourth quarter ended January 31, 1997            0.44         0.16

Fiscal Year 1997
----------------
First quarter ended April 30, 1997              $0.50        $0.25
Second quarter ended July 31, 1997               1.13         0.50
Third quarter ended October 31, 1997             0.47         0.19
Fourth quarter ended January 31, 1998            0.31         0.16

Fiscal Year 1998
----------------
First quarter ended April 30, 1998              $0.05        $0.02
Second  quarter ended July 31, 1998              0.15         0.04



     As of November 5, 1998, there were 149 holders of record of the Company's Common Stock. The Company has not declared or paid any cash dividends on its Common Stock since its inception, and its Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon the Company's results of operations, financial condition, cash requirements and other factors deemed relevant by the Company's Board of Directors.




      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS

      The information contained in this section contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Actual results may materially differ from those projected in the forward looking statements as a result of certain risks and uncertainties set forth in this proxy statement. Although management believes that the assumptions made and expectations reflected in the forward looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed herein.

      The  following   discussion   should  be  read  in  conjunction  with  the
Consolidated Financial Statements of the Company included elsewhere in this Proxy Statement.

Fiscal 1998 Compared to Fiscal 1997

      Net sales increased during the fiscal year ended January 31, 1998 to over $6.1 million, up approximately 189% from $2.1 million in the fiscal year ended January 31, 1997. The increase in net sales reflects the inclusion of Mega Blow's results of operations from the twelve month period. The Company experienced a net loss of $1,437,986 for its fiscal year ended January 31, 1998, an increase of approximately 40% when compared to the Company's net loss of $1,032,084 in the fiscal year ended January 31, 1997. Among the significant items impacting the 1998 results were increased expenses resulting from the disposition of Silver 925, Inc. ("Silver") as well as extensive marketing and consulting arrangements undertaken by the Company. The cost of sales for fiscal 1998 represented 76% of net sales, or $4,628,960, a 166% increase compared to 82% of net sales, or $1,743,380, in fiscal 1997. The increase was attributable to significantly greater net sales from Mega Blow's operations.

      Operating, general and administrative expenses increased in fiscal 1998 to $1,846,345, or approximately 30% of sales, compared to $1,151,128, or approximately 54% of sales, in fiscal 1997. The increase was attributable to significantly higher sales and expenses related to the disposition of Silver.

Fiscal 1997 Compared to Fiscal 1996

      Net sales increased during fiscal year 1997 to approximately $2.12 million, up approximately 91% from $1.1 million in fiscal year 1996. The increase in net sales also reflected the inclusion of Mega Blow for the three months ended January 31, 1997 (67%). The Company experienced a net loss of $1,032,084 for its fiscal year ended January 31, 1997, an increase of approximately 99.8% when compared to the Company's net loss of $516,656 in the fiscal year ended January 31, 1996. Among the significant items impacting 1997 results were increased expenses resulting from the Mega Blow and Silver acquisitions as well as extensive marketing and consulting arrangements undertaken by the Company.

      The cost of sales for fiscal 1997 represented 82% of net sales, or $1,743,380, a 161% increase compared to 60% of net sales, or $667,083, in fiscal 1996. The increase was attributable to the write down of obsolete and slow moving inventories, higher prices of raw materials, increased sales of lower margin products and, to a lesser extent, pricing incentives to major customers.

      Operating, general and administrative expenses increased in fiscal 1997 to $1,151,128, or approximately 54% of sales, compared to $957,607, or approximately 86% of sales, in fiscal 1996. The increase was attributable to the write-off of uncollectible accounts receivable, expenses related to the October 30, 1996 acquisition of Megatran, expenses related to the acquisition of Silver which was consummated subsequent to year end, consulting services rendered (see note 15 of the Financial Statements) and marketing and promotion activities.

Six Months  Ended July 31, 1998  Compared to Six Months Ended July 31, 1997

      During the six months ended July 31, 1998 the Company's sales decreased by 40% to $2,028,737 from $3,393,115 in the six months ended July 31, 1997. The Company experienced a net loss of $189,595 in the six months ended July 31, 1998 compared to a net loss of $3,131,348 in the six months ended July 31, 1997. The decrease in net loss was due to the sale of Silver and decreased expenses. The cost of products sold by the Company was 90% of sales during the six months ended July 31, 1998, up from 85% of sales in the six months ended July 31, 1997. The increase in the cost of products sold is attributable to relatively higher demand for goods.

      General and administrative expenses decreased in the six months ended July 31, 1998 to $265,653 or 13% of sales, compared to $1,122,835 or 33% of sales in the six months ended July 31, 1997. The decrease was attributable to better purchasing practices, tighter operation controls, and no losses resulting from the disposition of Silver.

      In August 1995, the Company issued 2,750,000 shares of Common Stock to five private investors for an aggregate cash price of $275,000 pursuant to a private placement offering. From August through November 1995, the Company issued 1,449,878 shares of Common Stock for an aggregate price of $724,794 pursuant to a private placement offering. Each of the private placement offerings was made pursuant to an exemption from registration provided by Rule 504 of Regulation D promulgated under the Securities Act.

      In July, 1996, the Company issued 1,000,000 shares of Common Stock to two investors for an aggregate cash price of $198,000. The sales were exempt from registration pursuant to Regulation S of the Securities Act promulgated by the Securities and Exchange Commission thereunder.

      In October, 1996, the Company sold 0% Convertible Debentures in the aggregate principal amount of $1,000,000 due October 29, 1997 and October 30, 1999, respectively. In the same month, the Company also sold an 8% Senior Subordinated Convertible Debenture in the principal amount of $500,000, due October 29, 1997. As of July 16, 1997, the holder of the 8% Debentures elected to convert the outstanding amount of such debentures into shares of the Company's Common Stock. The sales of the debentures were made pursuant to an exemption from registration provided by Regulation S.

      The Company believes it will generate sufficient positive cash flow from operations to meet its operating requirements for the next twelve months. However, there can be no assurance that the Company will be able to repay those debentures which mature in 1999 if they are not converted. If the funds available under the Company's financing agreements, together with its current cash and cash equivalents, are not sufficient to meet the Company's cash needs, the Company may, from time to time, seek to raise capital from additional sources including the extension of its current lending facilities, project-specific financing and additional public or private debt or equity financings.


      On June 30, 1998, the Company entered into a Debenture Conversion and Support Agreement with certain prospective purchasers of the Company's 0% Convertible Debentures and 8% Senior Subordinated Convertible Debentures. Under the terms of the Debenture Conversion Agreement, upon the completion of the purchase of the Debentures, the purchasers have agreed to convert the debentures into 33,670,000 shares of the Company's Common Stock, thereby retiring the debentures in their entirety.

      DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This Proxy Statement, as it may be amended or supplemented, and certain documents incorporated by reference herein, contain or may contain both statements of historical fact and "forward-looking statements" within the meaning of Section 21E of the Exchange Act. In particular, reference is made to the description of the Company's plans and objectives for the conduct of its business following the Sale. Any such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors which could cause future results to differ materially from those anticipated by management in the forward-looking statements included herein are the inability of the Company to purchase a larger, more profitable subsidiary than Mega Blow and the highly competitive environment of the custom plastics industry.


                            PROPOSAL 1
         SALE OF THE CUSTOMIZED PLASTIC CONTAINER BUSINESS


      The Company proposes to sell its customized plastic container manufacturing and marketing business to Ontario by selling 100% of the stock of Mega Blow. The Sale will be pursuant to that certain Stock Purchase Agreement, dated August 11, 1998 and amendment thereto, dated as of September 30, 1998 (the "Purchase Agreement"), a copy of which is attached to this Proxy Statement as Annex A.

     The purchase price is $5,100,000. Of such purchase price, $250,000 has been paid in cash as a non-refundable deposit, and $850,000 will be paid directly to Mega Blow's bank to repay its line of credit. The remaining $4,000,000 will be paid by Ontario in the form of a non-interest bearing, 190-day promissory note (the "Promissory Note").

     Immediately following the sale of Mega Blow, the Company will have no operations, but will commence, through Megatran, acquiring entities in the plastics industry that are larger than Mega Blow.

NEGOTIATIONS RELATING TO THE SALE

      The management of the Company was approached on or about July 3, 1998 by former debenture holders of the Company who were already familiar with the Company and Mega Blow. These debenture holders expressed an interest in purchasing Mega Blow. Subsequently, the parties had several discussions, primarily by telephone, regarding the price and terms of the Sale. As a result, the parties came to an agreement, in principle, on the Sale.

     The debenture holders then formed Ontario for the purpose of purchasing Mega Blow. The attorneys for Ontario prepared and delivered to the Company the Purchase Agreement setting forth the principal terms and conditions of the Sale. Following a few revisions, the parties executed the Purchase Agreement on August 11, 1998. When the Sale was not consummated by September 30, 1998, the closing date specified in the Purchase Agreement, the parties agreed to extend the time for the Sale to occur until four business days after the Special Meeting, but in no event after February 26, 1999. The parties signed this amendment to the Purchase Agreement as of September 30, 1998.



REASONS FOR THE SALE

      The Board of Directors believes that the Sale of Mega Blow is in the best interest of the Company and its stockholders and unanimously recommends that the stockholders of the Company vote FOR approval of the Sale.

      Prior to reaching its conclusions, the Board of Directors and the Company's management reviewed the proposed Sale with the Company's outside accountants and legal advisors. The Company did not hire a financial advisor in connection with the proposed Sale. The following are the material factors considered by the Board in reaching its conclusions:

      (i) The purchase price agreed to by Ontario was approximately twice the purchase price that the Company paid for Mega Blow less than two years ago.

      (ii) The Board compared the size and revenues of Mega Blow to the size and revenues of the company, or other entity, that the Company would have the potential to acquire with cash received from the Sale and determined that the Company should be able to purchase a company or entity approximately three times the size and revenues of Mega Blow.

      (iii) As a result of the Sale, the Company will be able to focus its attention on its aggressive acquisitions program.

      In view of the factors considered in connection with its evaluation of the proposed Sale, the Board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to specific factors considered in reaching its determinations.

TERMS OF THE SALE

      The following is a summary of the material provisions of the Purchase Agreement and the terms of the Promissory Note. This Summary and all other discussions of the terms and conditions of the Sale, the Purchase Agreement, and the Promissory Note included elsewhere in this Proxy Statement are qualified in their entirety by reference to such documents, copies of which are attached as Appendix A hereto and incorporated by reference herein.

      The Sale. On the terms and subject to the conditions of the Purchase Agreement, on the closing date, the Company will sell and transfer to Ontario 100% of the outstanding capital stock of Mega Blow.

     Purchase Price. Upon execution of the Purchase Agreement and delivery of the certain irrevocable proxies coupled with an interest by the majority stockholders of the Company in favor of Ontario, Ontario paid the Company $250,000 in cash. At the Closing, Ontario will pay $850,000 directly to Mega Blow's bank to repay its line of credit and will deliver the Promissory Note in the principal amount of $4,000,000.

      The Promissory Note. The Promissory Note will obligate Ontario to pay to the Company the principal sum of $4,000,000 and will bear no interest. Following the Closing, principal may be paid at any time or times by Ontario without notice or bonus. All amounts owing under the Promissory Note shall become due and payable 190 days following the Closing Date or, if such date is not a business day, the next business day.

      There can be no assurances that Ontario will not default on its obligations under the Promissory Note.

      Stock Pledge. Megatran has pledged the stock in Mega Blow to the Royal Bank of Canada ("RBC") as further and continuing collateral security for all of the Company's indebtedness, liabilities and obligations to RBC.

      Transfer of Certain Liabilities. Due to the fact that Ontario is purchasing the stock of Mega Blow, Ontario will not assume any liabilities of the Company.

     Transaction Costs. Ontario has agreed to pay all transaction expenses, including those of the Company.

      Agreements Prior to Closing. The Company has agreed to continue to operate Mega Blow in the ordinary course of business consistent with past practices prior to the Closing with a view to the maintenance and preservation of the assets and business thereof.

      Conditions to Closing; Termination. Closing is scheduled to occur upon approval of the Sale by the stockholders of the Company and satisfaction or waiver of each party's respective closing conditions, which include the absence of a material breach of the Purchase Agreement by the other party and the absence of any pending or threatened litigation existing at the time of the closing that seeks to enjoin or prevent the Sale. The transaction does not require any regulatory approvals which have not yet been obtained.

      Under the original Purchase Agreement, if the transaction did not close by September 30, 1998, the Purchase Agreement was to terminate, and Ontario was to instruct its counsel to deliver $250,000 Cdn to RBC. Pursuant to the September 30, 1998 amendment to the Purchase Agreement, the $250,000 will be delivered to RBC whenever the closing occurs. Further, either party may terminate the Purchase Agreement if the party's conditions to closing are not satisfied, other then as a result of such terminating party's breach of the Purchase Agreement.

      Representations and Warranties. The Company has made standard representations and warranties concerning its due organization and corporate power, its authorization to enter into the transaction, the absence of adverse changes and undisclosed liabilities, title to and condition of its assets, certain tax matters, litigation, outstanding contracts and property matters.

      Covenants. The Company has made standard covenants including, but not limited to, its compliance with the Purchase Agreement, tax filings, valid transfer of the outstanding shares of Mega Blow, obtaining third-party consents if needed, and using its best efforts to obtain stockholder approval of the Sale.

FEDERAL INCOME TAX CONSEQUENCES

      The Company estimates that it will recognize approximately $2.6 million of total capital gains income in connection with the Sale. Of that total, the Company will immediately recognize approximately $250,000 of income as a consequence of it receiving from Ontario a non-refundable cash payment at the signing of the Stock Purchase Agreement. The approximately $2,350,000 of income will be recognized for federal income tax purposes when the Company receives cash in satisfaction of the Promissory Note received from Ontario.

     As of July 31, 1998, the Company had approximately $2,431,000 in net operating loss carryforwards for federal income tax purposes, which it intends to utilize, as appropriate under the tax laws, to reduce the income recognized in the transaction.

      Accordingly, consummation of the Sale will likely not be a taxable event for income tax purposes for the Company's stockholders.


                  PRO FORMA FINANCIAL INFORMATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

      The following unaudited pro forma condensed consolidated statement of operations for the year ended January 31, 1998 and for the six months ended July 31, 1998 have been prepared to reflect the proposed Sale of Mega Blow and assuming that such sale took place on February 1, 1997. The statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended January 31, 1998 and for the six months ended July 31, 1998 in the Company's Quarterly Report on Form 10-QSB, which financial statements are included elsewhere in this Proxy Statement. The pro forma condensed consolidated statements of operations are not necessarily indicative of the results of operations of the Company as they may be in the future or as they might have been had the Sale actually been effective February 1, 1997.

          Pro Forma Consolidated Statement of Operations for the Year Ended January 31, 1998


                           Historical        Adjustments         Pro Forma
                             Cost           DR          CR        Balance
                           ----------       ---         --        ---------

  Sales                    $6,128,827  6,128,613(3)                    214
  Cost of sales             4,620,250               4,628,960(3)     8,710
                           ---------   ------------ -----------    -------
  Gross margin (loss)       1,499,867  6,128,613    4,620,250(3)    (8,496)
                           ----------  ------------ ------------   -------
  Expenses
     Warehouse and factory    568,465                 568,465(3)
     Operating, general     1,403,193     396,250(1)   91,796(2)  1,381,601
        and administrative                            326,046(3)
     Selling and Delivery     155,340                 155,340(3)
                           ----------   -----------   ----------   -------
                            2,126,998     396,250   1,141,647    1,381,601
                           ---------    ----------- ------------   -------
  Loss from operations       (627,131)  6,524,863   5,761,897   (1,390,097)
  Interest expense            128,191                  88,191(3)    40,000
                           ----------   ----------- ------------   -------
  Loss before income taxes  (755,322)   6,524,863   5,850,088   (1,430,097)

  Deferred income taxes
        (recovery)             1,204     1,204(3)
                           ----------    ----------  -----------  ----------
  Net loss                  (754,118)    6,526,067   5,850,088   (1,430,097)
                           ----------   ----------   ---------    ---------
  Loss per common share                                              $ 0.08
                                                                  =========
  Weighted average number
   of common shares outstanding                                  17,955,714
                                                                 ==========

              Notes to Pro Forma Consolidated Financial Statements
                  as at and for the Year Ended January 31, 1998


1. This adjustment relates to how deferred gain on the sale of the shares of Mega Blow Moulding Limited is computed:

       (A) Selling price of shares                          5,100,000

           Less:
           Net book value of Mega Blow
               Moulding Limited                631,014
           Goodwill recorded on purchase
               of Mega Blow Moulding
               Limited                       1,835,918      2,466,932
                                             ---------      ---------
           Deferred revenue                             (C) 2,633,068
                                                            ---------

       (B) Selling price of shares                          5,100,000

           Less:
           Actual cost of shares purchased                  2,863,182
                                                            ---------
           Original gain on sale                        (D) 2,236,818
                                                            ---------
           Net difference (C) - (D)                          $396,250
                                                             ========


2. This relates to the consolidated entry amortizing the goodwill on the purchase of Mega Blow Moulding Limited over a twenty year period.

      Goodwill       1,835,918 =    91,796
                     ---------      ------
                     20

3. All other adjustments reflect the elimination of all revenues and expenses of Mega Blow Moulding Limited for the year ended January 31, 1998, therefore, the Pro Forma statement consists only of Treasury International, Inc. operations.

The actual loss of Mega Blow Moulding Limited eliminated by the adjustments is calculated as follows:

Total debit adjustments                           2,526,067

Total credit adjustments at
loss before sale of subsidiary      5,850,088

Less - amortization entry shown
in note 2                             91,796      5,758,292
                                   ---------      ---------
                                                    767,775
Less - deferred revenue adjustment
shown in note 1                                     396,250
                                                    -------
                                                    371,525
                                                    =======
4.    Subsequent Event

     These Pro Forma financial statements were prepared for SEC purposes in connection with the sale of the common shares of Mega Blow Moulding Limited. Accordingly, the results of operations of Mega Blow Moulding Limited have been excluded from these Pro Forma financial statements.

               Pro Forma Consolidated Balance Sheet
                        as at July 31, 1998
                            (Unaudited)


                           Historical     Adjustments      Pro Forma
                              Cost        DR        CR      Balance
                           ----------     --        --     ----------
        ASSETS
  Current
                                      12,231(6)
        Cash                   --                              37,231
                                      25,000(1)
        Accounts receivable  440,017               440,017(9)    --
        Inventories          361,584               361,584(9)    --
        Sundry assets         23,465                23,465(9)    --
        Promissory note
         receivable            --     4,000,000(1)            4,000,000
                             -------  -----------  ---------- ---------
                             825,066  4,037,231     825,066   4,037,231

  Goodwill                 1,698,224              1,698,224(2)    --

  Capital                    561,644                553,960(9)    7,684
                             -------  -----------  ----------- --------
                           3,084,934  4,037,231   3,077,250   4,044,915
                           =========  =========   =========   =========



        LIABILITIES
  Current
        Bank indebtedness    546,779    546,779(9)                --

        Accounts payable     819,315    670,924(9)              148,391

        Current portion      152,119    152,119(9)                ---
                            --------    ---------               -------
        of Long-Term debt  1,518,213  1,369,822                 148,391
                           ---------  -----------               -------
   Deferred Income Taxes      52,957     52,957(9)                 --

   Deferred Revenue                               2,313,737(5) 2,313,737

   Long-Term Debt            531,474    531,474(9)                 --

  Loan Payable to Subsidiary     --         --      390,602(3)  390,602
                             -------  ----------    ---------   -------
                             584,431    584,431   2,704,339    2,704,339
                             -------  ----------    -------     -------
                           2,102,644  1,954,253   2,704,339    2,852,730
                           ---------- ----------    -------     --------

  Shareholders' Equity

  Share Capital                7,429                              7,429

  Contributed Surplus      4,277,317                          4,277,317

                                                    149,120(7)
                                                    137,694(4)
  Deficit                 (3,302,456)   76,919(8)     --     (3,092,561)
                           --------- ---------    -----------  --------

                             982,290    76,919      286,814   1,192,185
                           ---------- ---------  ------------ ---------
                           3,084,934  2,031,172   2,991,153   4,044,915
                           ========== ========== ===========  =========

           Notes to Pro Forma Consolidated Balance Sheet
                        as at July 31, 1998



1. This relates to the cash and promissory note received upon consummation of the sale of Mega Blow Moulding Limited.

2. This relates to the elimination of the goodwill remaining at July 31, 1998 on the purchase of Mega Blow Moulding Limited.

3.    This balance is arrived at as follows:

      Set up loan balance owed by Treasury International,
      Inc. to Mega Blow Moulding Limited                    1,240,602

      Less balance of funds received on the sale
      (5,100,000-4,250,000). This is to be used to
      reduce the bank indebtedness of Mega Blow Moulding
      Limited.                                                850,000
                                                            ---------
                                                              390,602
                                                            =========

4.    This balance represents accumulated profits of Mega
      Blow Moulding Limited.                                  149,120
                                                              -------

5.    This balance represents the deferred revenue recorded
      on the sale of the shares of Mega Blow Moulding
      Limited and is calculated as follows:                 2,313,737
                                                            ---------

      Selling price of the Shares                           5,100,000
      Less - net book value of Mega Blow Moulding
             Limited                              950,345
           - goodwill recorded on purchase of
             Mega Blow Moulding Limited         1,835,918   2,786,263
                                                ---------   ---------
                                                            2,313,737


6.    This balance represents cash of Treasury
      International,  Inc.                                     12,231
                                                               ------

7.    This relates to elimination of amortization of goodwill
      set  up on the purchase of Mega Blow Moulding Limited.  137,694
                                                              -------

8.    This balance represents the difference between
      the gain on sale calculated by the net book value
      method and the actual cost method (as in note 5).     2,313,737

      Selling price of the Shares               5,100,000
      Less - actual cost of the Shares         (2,863,182)  2,236,818
                                                ---------   ---------
                                                               76,919
                                                               ------

9.    This  represents  all other  entries  which relate to
      the  elimination  of remaining Mega Blow Moulding
      Limited balances.                                           --
                                                              -------

                 Pro Forma Consolidated Statement of Operations
                     for the Six Months Ended July 31, 1998
                                   (Unaudited)



                             Historical    Adjustments          Pro Forma
                               Cost       DR          CR        Balance
                               ----       --          --        --------

  Sales                    $2,028,737  2,028,737(2)            $     --

  Cost of sales             1,833,049              1,833,049(3)      --
                             --------- ----------  ------------    -----

  Gross margin on sales       195,688  2,028,737   1,833,049         --


  Expenses

    Operating, general and                            45,898(2)
     administrative           380,032    76,919(1)   161,702(3)   249,351
                            ---------  ---------   -----------    ------

  Loss from operations       (184,344) 2,105,656    2,040,649    (249,351)

  Interest expense             51,149                  51,149(3)      --
                             --------  ---------    ---------     ------

  Net Loss                   (235,493) 2,105,656    2,091,798    (249,351)
                             ========  =========    =========     =======

  Loss per common share                                        $   0.005
                                                                 =========

  Weighted average number                                       48,716,510
   of common shares outstanding                                 ==========

      Notes to Pro Forma Consolidated Statement of Operations
              for the Six Months Ended July 31, 1998
                            (Unaudited)



1. See detailed explanation in note 8 of pro forma consolidated balance sheet.

2. This relates to the consolidated entry amortizing goodwill on the purchase of Mega Blow Moulding Limited over a twenty-year period.

      The amortization is calculated as follows:

      Goodwill       1,835,918   =   91,796    91,796 x  6 months   =   45,898
                                                         --------       ------
                       20 yrs                           12 months


3. All of these adjustments reflect the elimination of all revenues and expenses of Mega Blow Moulding Limited for the fiscal period ended July 31, 1998. Therefore, the pro forma statement consists only of Treasury International, Inc.
      operations.

      The actual income of Mega Blow Moulding Limited eliminated by the adjustments is calculated as follows:

      Total debit adjustments                           2,105,656
      Total credit adjustments          2,091,798

      Less amortization entry shown
          in note 2                        45,898       2,045,900
                                        ---------       ---------
                                                          (59,756)

      Less deferred revenue adjustment
          shown in note 1                                  76,919
                                                           ------
                                                           17,163
                                                           ======


4.    Subsequent event

      These pro forma financial statements were prepared for SEC purposes in connection with the sale of all of the common shares of Mega Blow Moulding Limited. Accordingly the financial position and results of operations of Mega Blow Moulding Limited have been excluded from these pro forma financial statements.

DESCRIPTION OF THE COMPANY FOLLOWING THE SALE

     If the Sale is consummated, the Company will have no actual operations remaining. As explained above, the Company intends to pursue the strategic acquisition of a company or companies in the custom plastics or similar industry with substantially greater revenues than Mega Blow. See "REASONS FOR THE SALE."

USE OF PROCEEDS

      The proceeds of the Sale will be used for the Company's strategic acquisition program, for general corporate purposes and for working capital. Until such time as the Company acquires a suitable company or entity, it will invest the proceeds of the Sale in short-term certificates of deposit, money market funds or other short-term, investment-grade, interest-bearing investments.

MANAGEMENT AND EMPLOYEES

      As of the Record Date, the Company had five full time officers and, including its subsidiaries, 141 employees. None of the Company's employees are represented by a labor union or are subject to a collective bargaining agreement. The Company considers its relations with its employees to be good. Upon the Closing of the Sale, the Company will retain all employees currently engaged by the Company. The employees of Mega Blow will not remain employed by the Company and may or may not be retained by Ontario. James Hal will remain as the Company's Chairman of the Board, President and Chief Executive Officer, and Howard Halpern will remain as the Company's Chief Financial Officer and Executive Vice President. The number of employees remaining in the Company after the Closing of the Sale will be four.

FACILITIES

      Upon the Closing of the Sale, the Company will continue to maintain its corporate headquarters at 1183 Finch Avenue West, Suite 508, North York, Ontario, Canada M3J 2G2.

                      PRINCIPAL STOCKHOLDERS

      The following table sets forth information concerning ownership of the Company's Common Stock as of the Record Date by: (i) each director and executive officer of the Company; (ii) each person known to the Company to be the beneficial owner of more than five percent of its Common Stock; and (iii) all executive officers and directors of the Company as a group.

Name and Address               Beneficial Ownership Current Percent of Class(1)
----------------               -------------------- --------------------------

James Hal                         12,000,006                 16.48%
1183 Finch Avenue West
North York, Ontario
Canada M3J 2G2

Howard Halpern                         600 (2)                 *
160 Theodore Place
Thornhill, Ontario
Canada L4J 8E3

Halpern Family Trust                8,000,006                10.99%
650 Briar Hill Avenue
Suite 301
Toronto, Ontario
Canada M5N 1N3

Mark Halioua                          20,700 (2)             *
147 Beverly Glen Blvd.
Thornhill, Ontario
Canada L4J 4Y2

Robert Abourmad                          600 (2)             *
87 Bayhampton Crescent
Thornhill, Ontario
Canada  L4J 4Y2

All directors and executive officers  12,021,906           16.52%
as a group (4 persons)
-----------------------------------
*   Less than 1%
(1) Based on 72,780,546 shares of Common Stock outstanding as of the record date.
(2) Includes 300 shares of Common Stock held by such person's wife.

                           OTHER MATTERS

      At the time of preparation of this Proxy Statement, the Board knows of no other matters to be presented for action at the Special Meeting. As stated in the accompanying proxy card, if any other business should come before the Special Meeting, proxies have discretionary authority to vote their shares according to their best judgment, including, without limitation, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Sale or otherwise.


                                          By order of the  Board of Directors



                                         --------------------------
                                          James Hal
                                          Chairman of the Board, President
                                          and Chief  Executive Officer

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                  OF TREASURY INTERNATIONAL, INC.



Fiscal Years Ended January 31, 1998 and 1997 (audited)           Page
------------------------------------------------------           -----

      Auditor's report......................................      F-1

      Consolidated balance sheet.............................     F-2

      Consolidated statement of deficit......................     F-4

      Consolidated statement of operations..................      F-5

      Consolidated statement of changes in shareholders'
       equity...............................................      F-7

      Notes to consolidated statement of changes in
       shareholders' equity.................................      F-9

      Consolidated statement of cash flows..................      F-10

      Notes to consolidated statement of cash flows.........      F-12

      Notes  to consolidated financial statements...........      F-13



Six Months Ended July 31, 1998 and 1997 (unaudited)
--------------------------------------------------

      Consolidated balance sheet............................      F-18

      Consolidated  statement of deficit....................      F-19

      Consolidated statement of operations..................      F-20

      Consolidated statement of changes in shareholders'
      equity................................................      F-22

      Consolidated statement of cash flows..................      F-23

      Notes to consolidated financial statements............      F-24

Bromberg & Associate                          1177 Finch Avenue West Suite 21
Chartered Accountants                         Downsview, Ontario M3J 2E9
                                                        Office:(416)663-1974
                                                        Fax:(416)630-1235


                         AUDITORS' REPORT



Board of Directors and Shareholders
Treasury International, Inc.


We have audited the consolidated balance sheets of Treasury International, Inc. as at January 31, 1998 and 1997, and the consolidated statements of operations deficit, shareholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the corporation as at January 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                            /s/ Bromberg & Associate
                              CHARTERED ACCOUNTANTS




TORONTO, CANADA
October 15, 1998

                   TREASURY INTERNATIONAL, INC.
                    CONSOLIDATED BALANCE SHEET
                      AS AT JANUARY 31, 1998

                              ASSETS

        CURRENT                              1998      1997

              Accounts Receivable         $  608,659 $  812,357
              Inventories (Notes 2 and 4)    345,783    385,915
              Sundry assets                  72,020     144,541
          Income taxes receivable            -------      6,182
                                             -------    -------
                                           1,026,462  1,348,995

        GOODWILL  (Notes 2 and 5)          1,835,918  1,835,918

        CAPITAL ASSETS (Notes 2 and 6)       620,279    723,299
                                          ----------  ----------

                                          $3,482,659 $3,908,212
                                          ========== ==========

                            LIABILITIES
CURRENT

  Bank indebtedness (Note 7)              $  492,012 $  394,407
      Accounts payable and accrued           997,188  1,018,928
       liabilities
      Current portion of long-term debt    1,007,676  1,147,812
                                           ---------  ---------
                                           2,496,876  2,561,147

DEFERRED INCOME TAXES                         52,957     54,161

LONG-TERM DEBT (Note 8)                   1,117,392   1,304,461
                                          --------- ---------

                                          3,667,225   3,919,769
                                          ---------   ---------

                     SHAREHOLDERS' DEFICIENCY

SHARE CAPITAL
      Authorized
           50,000,000 common shares at $.0001

      Issued
           24,610,495 common shares           2,461       1,494

      Contributed surplus (Note 13)       2,788,140   1,543,861

DEFICIT                                  (2,975,167) (1,556,912)
                                         ----------  ----------

                                           (184,566)    (11,557)
                                           --------     -------
                                         $ 3,482,65 $ 3,908,212
                                         ========== ===========


APPROVED ON BEHALF OF THE BOARD



James Hal, Director                            Robert Abourmad, Director

                   TREASURY INTERNATIONAL, INC.
                 CONSOLIDATED STATEMENT OF DEFICIT
                    YEAR ENDED JANUARY 31, 1998






                                        1998           1997

Balance, beginning of year           $(1,556,912) $  (524,828)

Net loss for the year                 (1,437,986)  (1,032,084)

Adjustments to prior year taxes         19,731      -----------
                                      ----------   ------------

Balance, end of year                 $(2,975,167)  $(1,556,912)
                                     ============  ============

                   TREASURY INTERNATIONAL, INC.
               CONSOLIDATED STATEMENT OF OPERATIONS
                    YEAR ENDED JANUARY 31, 1998


                                            1998          1997

REVENUE                                  $6,128,827   $2,123,631

COST OF GOODS SOLD                        4,628,960    1,743,380
                                          -----------  ---------

GROSS PROFIT                              1,499,867   380,251
                                          ---------   -------

EXPENSES

      Warehouse and factory                 568,465   139,660
      General and administrative          1,122,540   956,086
      Selling and deliver                   155,340    55,382
                                            -------    ------

                                          1,846,345 1,151,128
                                          --------- ---------
LOSS FROM OPERATIONS before
  undernoted items                        (346,478) (770,877)
                                          --------  --------
      Management fees                       51,203   193,316
      Financial                            128,191    31,390
      Amortization                         137,654    39,941
                                           -------    ------

                                           317,048   264,647
                                           -------   -------
LOSS BEFORE INCOME TAXES                  (663,526) (1,035,524)
                                           -------   ---------

Provision for income taxes (recovery)     ------------(1,542)
Deferred income taxes (recovery)            (1,204)   (1,898)
                                            ------     -----
                                            (1,204)   (3,440)
                                            ------     -----

NET LOSS FROM CONTINUED
  OPERATIONS                              (662,322) (1,032,084)

NET LOSS FROM DISCONTINUED
OPERATION                                  (282,260)          -


NET LOSS ON DISPOSAL OF
DISCONTINUED OPERATIONS                    (493,404)          -
                                            -------         -----

NET LOSS                                  $(1,437,986) $(1,032,084)
                                          ===========  ============
Loss per common share                        $(0.08)     $(0.08)

Weighted average number of
common shares outstanding                 17,955,714     13,221,096
                                          ==========     ===========

                   TREASURY INTERNATIONAL, INC.
     CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                    YEAR ENDED JANUARY 31, 1998



                                    COMMON    PAID-IN     CAPITAL
                                    SHARES  CONTRIBUTED    SURPLUS
                                    ------  -----------   --------

Balance-January 31, 1997        14,942,566        $1,494 $1,543,861

Issued 555,000 common shares
for consulting and public
relations services                 555,000            56   554,944

Issued 150,000 common shares
toward the purchase price
of Silver 925, Inc.                150,000            15   149,985
                                   -------            --   -------

Balance-April 30, 1997          15,647,566         1,565 2,248,790

Issued 500,000 common shares
for consulting and public
relations services                 500,000            50   111,196

Issued 225,000 common
shares toward the purchase
price of Silver 925, Inc.          225,000            22   224,978

Issued 507,614 common
shares toward reduction
of debentures payable              507,614            51    49,949
                                   -------            --    ------

Balance-July 31, 1997           16,880,180         1,688 2,634,913

Issued 1,150,000 common
shares for consulting and
public relations services        1,150,000           115    13,585

Issued 750,000 common
shares toward reduction
of debentures payable              750,000        75    29,225


Balance-October 31, 1997        18,780,180     1,878 2,677,723

Issued 2,830,315 common
shares toward reduction
of debentures payable            2,830,315       283    59,717

Issued 3,000,000 common
shares for consulting and
public relations services        3,000,000       300     5,700
                                 ---------       ---     -----

Balance-January 31, 1998        24,610,495    $2,461 $2,788,140
                                ==========     =====  =========

                          TREASURY INTERNATIONAL, INC.
                 NOTES TO CONSOLIDATED STATEMENT OF CHANGES IN
                              SHAREHOLDERS' EQUITY
                          YEAR ENDED JANUARY 31, 1998


a) The shares issued in respect of the acquisition of the shares of Silver 925, Inc. were valued at $1.00 per share in accordance with the agreement of purchase and sale. The transaction was completed in February 1997 at an agreed price of $1.00.

b) The shares were issued during the year when the Company's share price was falling. In addition, the cost of the shares approximated the fair market value of the services received.

                   TREASURY INTERNATIONAL, INC.
               CONSOLIDATED STATEMENT OF CASH FLOWS
                    YEAR ENDED JANUARY 31, 1998

                                       1998       1997
Cash   flows   from   operating
activities

Net loss                        $(1,437,986) $(1,032,084)

Adjustments to reconcile net
loss to net cash used in
operating activities

Consulting services expensed
where common shares issued         730,946

Adjustments   to   prior   year     19,731
income taxes
Increase(decrease)in deferred       (1,204)    54,161
income taxes
Amortization                       137,654     39,941

Decrease      (increase)     in    203,698   (632,053)
accounts receivable

Increase(decrease)in     income      6,182     (6,182)
taxes
receivable
Increase(decrease)in                40,132   (268,077)
inventories
Decrease  (increase)  in sundry     72,521   (142,689)
assets
Increase (decrease) in accounts
payable                            (21,740)   969,611
                                   -------    -------

Net  cash  used  in   operating   (250,066) (1,017,372)
activities                         -------   ---------


Cash   flows   from   financing
activities

Long-term debt                    (327,205) 2,452,273
Proceeds  on  issue  of  common    404,300    466,267
shares                           ---------  ---------

Cash   provided  by   financing    187,095   2,918,540
activities                        --------  ---------

Cash   flows   from   investing
activities

Goodwill                                  - (1,835,918)

Purchase of capital assets        (34,634)    (752,268)
                                   -------     -------

Cash    used   for    investing
activities                            (34,634)          (2,588,186)
                                      -------            ---------

Decrease     in    cash     and       (97,605)            (687,018)
short-term deposits

Cash and short-term deposits,
bank  indebtedness  beginning        (394,407)             292,611
of year                               -------              -------

Bank indebtedness, end of year      $(492,012)           $(394,407)
                                     ========              =======

                          TREASURY INTERNATIONAL, INC.
                  NOTES TO CONSOLIDATED STATEMENT OF CASH FLOWS
                             AS AT JANUARY 31, 1998

1. 375 common shares were issued for $375,000 towards the purchase price of Silver 925, Inc.

2. 3,337,929 common shares were issued for $110,000 towards the reduction of debentures payable.

3. The Company expensed $730,946 for consulting and public relations services received, for which it issued 5,205,000 common shares in lieu of payment.

                   TREASURY INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS AT JANUARY 31, 1998

1.    Nature of business

      Treasury International, Inc. is a holding company which, through its wholly-owned subsidiaries, Megatran Investments Ltd. and Mega Blow Moulding Limited, distributes a variety of consumer and industrial products. The company was incorporated on August 18, 1995 in the State of Delaware.

2.    Summary of significant accounting policies

      (a)  Basis of consolidation

           These  consolidated  financial  statements  include  the
           accounts of the company and its wholly-owned subsidiaries, Megatran Investments Ltd. and Mega Blow Moulding Limited.

      (b)  Inventories

           Raw materials are valued at the lower of cost (first-in, first-out method) and net realizable value. Finished goods are valued at the lower of cost and net realizable value with cost being determined by the retail method.

      (c)  Capital assets

           Capital assets are recorded at cost less accumulated amortization. Amortization is provided as follows:

                Leasehold improvements - straight line over term of lease Machinery and equipment - 20% diminishing balance
                Office equipment         - 20% diminishing balance

      (d)  Goodwill

           The goodwill arises on the purchase of the common shares of Mega
           Blow Moulding Limited. Amortization is provided on the straight line basis over a twenty year period. There has been no impairment in the value of goodwill.

      (e)  Revenue recognition

           Revenue is generally recognized as customers are invoiced for products shipped by the company.

                   TREASURY INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS AT JANUARY 31, 1998


      (f)  Loss per share

           Loss per share is calculated based on the weighted average number of shares outstanding during the period of 17,955,714.

      (g)  General

           These   financial   statements  have  been  prepared  in
           accordance with U.S.  generally accepted  accounting  principles
           (GAAP), as they relate to these financial statements.

3.    Business combination

      On October 30, 1996, the Company acquired 100% of the issued and outstanding common shares of Megatran Investments Ltd., parent company of Mega Blow Moulding Limited.

4.    Inventories
                              January 31,     January 31,
       Inventories                   1998            1997
       consist of:                ----            ----

       Raw materials             $144,183        $151,241
       Packaging                   20,135          24,345
       Finished goods             181,465         210,329
                                  -------         -------

                                 $345,783        $385,915
                                 ========        ========

5.    Goodwill

                                   January 31,              January 31,
                                      1998                   1997
                                      ----                   ----
                            Accumulated       Net          Net
                       Cost amortization    book value     book value
                       ---- ------------    ----------     ----------

                   $1,835,918  $91,796      $1,744,122     $1,835,918
                   ==========  =======      ==========     ==========

                   TREASURY INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS AT JANUARY 31, 1998


6.    Capital assets

                                  January 31,               January 31,
                                   1998                     1997
                                   ----                      ----
                            Accumulated       Net          Net
                       Cost amortization    book value     book value
                       ---- ------------    ----------     ----------

Leasehold            $4,221      1,665       $2,556         $2,893
improvements
Machinery and     2,473,153  1,897,665        575,488      668,585
equipment
Office equipment    103,314     61,079         42,235       51,821
                    -------     ------         ------       ------
                 $2,580,688  1,960,409       $620,279     $ 723,299
                  =========  =========       ========      ========


 7.    Bank indebtedness

      The bank indebtedness consists of two operating demand loans totaling $483,680 which are secured by a registered general assignment of book debts and general security agreements of Mega Blow Moulding Limited.

8.    Long term debt

      The long-term debt consists of two term loans and three debentures payable. The term loans are secured by a registered general security agreement having first charge over all assets excluding real property of Mega Blow Moulding Limited. The term loans bear interest at rates varying from 6.47% to bank prime plus 1.75%. One of the three debentures in the amount of $500,000 is subject to 8% interest. The remaining two are interest-free debentures.

      The term loans and debentures are payable as follows:

                 TREASURY INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS AT JANUARY 31, 1998



           Term loans Debentures     Total
           ---------- ----------     -----

1999         $147,049  $860,627 $1,007,676
2000          157,213   250,627    407,840
2001          165,443   250,626    416,069
2002          174,339         -    174,339
2003 and      119,114         -    119,114
following     -------  --------    -------
              763,188 1,361,880  2,125,068

Less
current
portion       147,049   860,627  1,007,676
              -------   -------  ---------
             $616,139  $501,253 $1,117,392
             ========  ======== ==========

9.    Income taxes

      As of January 31, 1998, the Company had a net operating loss carryover of approximately $ 2,259,500 expiring in various years through 2013.

10.    General and administrative expenses

      General and administrative expenses for the year ended January 31, 1998 include fees paid by the Company for consulting and public relations in the amount of $ 808,397.

11.   Discontinued operations

      On July 31, 1997, the Company disposed of its subsidiary, Silver 925, Inc. The results of Silver 925, Inc. have been reported as discontinued operations in these financial statements.

12.   Contingent Liabilities

      The Company has been named as a defendant in three lawsuits in respect of disputed accounts payable. After reviewing the merits of these lawsuits with counsel, it is management's opinion that the ultimate cost of settlement will be no more than $67,000 and therefore will not materially affect the company's financial position.

                   TREASURY INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS AT JANUARY 31, 1998


13.   Contributed surplus

      Contributed surplus represents the premium paid on the issuance of common shares.

14.   Subsequent event

      Subsequent to January 31, 1998, the Company entered into an agreement to sell all of the common shares of its wholly owned subsidiaries, Megatran Investments Ltd. and Mega Blow Moulding Limited, for cash consideration of $5,100,000 consisting of a $250,000 non-refundable deposit, $850,000 paid directly to the bank of Mega Blow to retire senior debt and $4,000,000 payable to the Company six months after the closing of the sale.

                   TREASURY INTERNATIONAL, INC.
                   CONSOLIDATED BALANCE SHEET
                        AS AT JULY 31, 1998
                            (UNAUDITED)

                              ASSETS

CURRENT                           JULY 31,       JANUARY 31,
                                    1998            1998

      Accounts Receivable         $440,017       $608,659
      Inventories (Notes 2 and 4)  361,584        345,783
      Sundry assets                 23,465         72,020
                                    ------         ------
                                   825,066      1,026,462

GOODWILL (Notes 2 and 5)         1,698,224      1,744,122

CAPITAL ASSETS (Notes 2 and 6)     561,644        620,279
                                   -------        -------

                                $3,084,934     $3,390,863
                                ==========     ==========


                            LIABILITIES

CURRENT

      Bank indebtedness (Note 7)  $546,779       $492,012
      Accounts payable and
      accrued liabilities          819,315        997,188
      Current portion of long-
       term debt                   152,119      1,007,676
                                 ---------      ---------
                                 1,518,213      2,496,876

DEFERRED INCOME TAXES               52,957         52,957
LONG-TERM DEBT (Note 8)            531,474      1,117,392
                                   -------      ---------
                                 2,102,644      3,667,225
                                 =========      =========




                     SHAREHOLDERS' DEFICIENCY
SHARE CAPITAL
      Authorized
         100,000,000 common shares at $.0001

      Issued
         74,296,927 common shares     7,429          2,461

      Contributed surplus
          (Note 12)               4,277,317      2,788,140

DEFICIT                          (3,302,456)    (3,066,963)
                                  ---------       ---------

                                   (982,290)       (276,362)
                                  ---------         -------
                                 $3,084,934      $3,390,863
                                 ==========      ==========

                   TREASURY INTERNATIONAL, INC.
               CONSOLIDATED STATEMENT OF DEFICIT
                   SIX MONTHS ENDED JULY 31 1998
                            (UNAUDITED)


                                  JULY 31,        JULY 31,
                                    1998            1997

Balance, beginning of period   $(3,066,963)    $(1,556,912)

Net loss for the period           (235,493)     (3,131,348)
                                  --------       ---------

Balance, end of period         $(3,302,456)    $(4,688,260)
                               ===========     ===========

                   TREASURY INTERNATIONAL, INC.
              CONSOLIDATED STATEMENT OF OPERATIONS
                 THREE MONTHS ENDED JULY 31, 1998
                            (UNAUDITED)


                                  JULY 31,        JULY 31,
                                    1998            1997

REVENUE                           $920,374      $1,732,035

COST OF GOODS SOLD                 909,459       1,503,933
                                   -------       ---------

GROSS PROFIT                        10,915         228,102
                                    ------         -------

      General and administrative
          (Note 9)                 207,295         343,149
                                   -------         -------

LOSS FROM OPERATIONS
      BEFORE UNDERNOTED ITEMS     (196,380)       (115,047)

      Financial                     15,018          31,333
                                    ------          ------


NET LOSS FROM CONTINUED
      OPERATIONS                  (211,398)       (146,380)

NET LOSS FROM DISCONTINUED
      OPERATIONS                     -            (200,562)

NET LOSS ON DISPOSAL OF DISCONTINUED
      OPERATIONS                     -          (2,095,642)
                                ----------      ----------

NET LOSS                         $(211,398)    $(2,442,584)
                                   =======       =========

LOSS PER SHARE
      Continued operations        $(0.004)        $(0.009)
      Discontinued operations        -             (0.139)
                                   -------        -------

                                  $(0.004)        $(0.148)
                                  =======         ========

      Weighted average number of
        common shares outstanding 48,716,510    16,466,771
                                  ==========    ==========

                   TREASURY INTERNATIONAL, INC.
              CONSOLIDATED STATEMENT OF OPERATIONS
                  SIX MONTHS ENDED JULY 31, 1998
                            (UNAUDITED)


                                  JULY 31,        JULY 31,
                                    1998            1997

REVENUE                         $2,028,737      $3,393,115

COST OF GOODS SOLD               1,833,049       2,844,529
                                 ---------       ---------

GROSS PROFIT                       195,688         508,586

      General and administrative
          (Note 9)                 380,032       1,197,248
                                   -------         -------

LOSS FROM OPERATIONS
      BEFORE UNDERNOTED INTEMS    (184,344)       (688,662)

      Financial                     51,149          64,784
                                  --------        --------

NET LOSS FROM CONTINUED
      OPERATIONS                  (235,493)       (753,446)

NET LOSS FROM DISCONTINUED
      OPERATIONS                     -            (282,260)

NET LOSS ON DISPOSAL OF DISCONTINUED
      OPERATIONS                     -          (2,095,642)
                                ----------       ----------

NET LOSS                         $(235,493)    $(3,131,348)
                                   =======       =========

LOSS PER SHARE
      Continued operations        $(0.005)        $(0.046)
      Discontinued operations        -             (0.144)
                                   -------        --------

                                  $(0.005)       $(0.190)
                                  =======         ========

      Weighted average number of
        common shares outstanding  48,716,510   16,466,771
                                   ==========   ==========

                   TREASURY INTERNATIONAL, INC.
                    CONSOLIDATED STATEMENT OF
                  CHANGES IN SHAREHOLDERS' EQUITY
                  SIX MONTHS ENDED JULY 31, 1998
                            (UNAUDITED)

                                 COMMON       PAID-IN    CONTRIBUTED
                                 SHARES       CAPITAL      SURPLUS
                                 ------      ---------   -----------

Balance - January 31, 1998    24,610,495       $2,461   $2,788,140

Issued 4,500,000 common        4,500,000          450       61,750
shares for cash consideration
of $62,200

Issued 5,332,500 common shares 5,332,500          533       49,792
for consulting and public
relations services

Issued 2,353,932 common shares 2,353,932          235       39,765
toward reduction of debentures
payable
                            ------------ ------------ ------------

Balance - April 30, 1998      36,796,927       3,679     2,939,447

Issued 33,760,000 common      33,760,000       3,376     1,318,504
shares toward reduction of
debentures payable

Issued 3,740,000 common shares 3,740,000         374        19,366
for consulting and public
relations services

Balance - July 31, 1998      $74,296,927      $7,429    $4,277,317
                              ==========       =====    =========

                   TREASURY INTERNATIONAL, INC.
              CONSOLIDATED STATEMENT OF CASH FLOWS
                  SIX MONTHS ENDED JULY 31, 1998
                            (UNAUDITED)


                                  JULY 31,        JULY 31,
                                    1998            1997

Cash flows from operating activities

      Net loss                   $(235,493)    $(3,131,348)

      Adjustments to reconcile net loss
      to net cash used in operating activities

      Increase in deferred income
          taxes                         -             (393)
      Amortization                 114,379          74,413
      Decrease in accounts
       receivable                  168,642         123,337
      Decrease in income taxes
       receivable                       -            6,182
      Increase in inventories      (15,801)        (71,822)
      Decrease in sundry assets     48,555          98,260
      Decrease in accounts payable(177,873)        (39,976)
                                  --------         -------
Net cash used for operating
activities                         (97,591)     (2,941,347)
                                   -------       ---------

Cash flows from financing activities

      Long-term debt               (79,595)       (126,398)
      Proceeds on issue of
       common shares               132,265       1,091,246
                                 ---------       ---------

Cash provided by financing
 activities                         52,670         964,848
                                    ------         -------

Cash flows from investing activities

      Purchase of capital assets    (9,846)        (13,116)
      Discontinued operations         -          1,977,738
                                     -----       ---------

Cash provided by investing
  activities                        (9,846)      1,964,622
                                     -----       ---------
Increase in bank indebtedness      (54,767)        (11,877)

Bank indebtedness
      beginning of period         (492,012)       (394,407)
                                   -------         --------
Bank indebtedness
      end of period              $(546,779)      $(406,284)
                                   =======         =======

Note: 36,113,932 common shares were issued for $1,361,880 towards the reduction of debentures payable.

                   TREASURY INTERNATIONAL, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS AT JULY 31, 1998
                            (UNAUDITED)


      The financial information for the six-month periods ended July 31, 1998 and 1997 presented in this Proxy Statement has been prepared from accounting records of Treasury International, Inc. (the "Company") without audit. The information furnished reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results of interim periods. The results of operations for the six months ended July 31, 1998 are not necessarily indicative of the results to be expected for a full year.

1.    Nature of business

     Treasury International, Inc. is a holding company which, through its wholly-owned subsidiaries, Megatran Investments Ltd. and Mega Blow Moulding Limited, distributes a variety of consumer and industrial products. The company was incorporated on August 18, 1995 in the State of Delaware.

2.    Summary of significant accounting policies

      (a)  Basis of consolidation

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Megatran Investments Ltd. and Mega Blow Moulding Limited.

      (b)  Inventories

     Raw materials are valued at the lower of cost (first-in, first-out method) and net realizable value. Finished goods are valued at the lower of cost and net realizable value with cost being determined by the retail method.

      (c)  Capital assets

     Capital  assets  are  recorded  at  cost  less  accumulated   amortization.
Amortization is provided as follows:

                Leasehold  improvements  - straight  line over term of lease
                Machinery  and  equipment  -  20%  diminishing   balance
                Office equipment - 20% diminishing balance

                   TREASURY INTERNATIONAL, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS AT JULY 31, 1998
                            (UNAUDITED)

      (d)  Goodwill

           The goodwill arises on the purchase of common shares of Mega Blow Moulding Limited. Amortization is provided on the straight line basis over a twenty-year period. There has been no impairment in the value of goodwill.

      (e)  Revenue recognition

           Revenue is recognized when customers are invoiced for products shipped by the company.

      (f)  Loss per share

           Loss per share is calculated based on the weighted average number of shares outstanding during the period of 48,716,510.

      (g)  General

           These financial statements have been prepared in accordance with United States generally accepted accounting principles (GAAP), as they relate to these financial statements.


3.    Business combination

      On October 30, 1996, the Company acquired 100% of the issued and outstanding common shares of Megatran Investments Ltd., parent company of Mega Blow Moulding Limited. The purchase price of $2,863,182 consisted of $1,361,302 cash and debentures of $1,501,880.

4.    Inventories
                                           July 31,          January 31,
      Inventories consist of:                1998               1998
                                          ---------         ---------

      Raw materials                        $142,265         $144,183
      Packaging                              21,420           20,135
      Finished goods                        197,899          181,465
                                           ---------        ---------

                                          $ 361,584        $ 345,783
                                            ========        ========

                   TREASURY INTERNATIONAL, INC.
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS AT JULY 31, 1998
                            (UNAUDITED)


5.    Goodwill
                                        July 31                  January 31
                                         1998                         1998
                              ------   -------    -----          ----------
                                    Accumulated    Net           Net
                             Cost   Amortization   book value    book value
                             ----   ------------   ----------    ----------


                         $1,835,918   $137,694      $1,698,224    $1,744,122
                         ----------   --------      ----------    ----------


6.    Capital assets

                                       July 31                   January 31
                                         1998                         1998
                              ------   -------    -----          ----------
                                    Accumulated    Net           Net
                             Cost   Amortization   book value    book value
                             ----   ------------   ----------    ----------

  Leasehold improvements       $4,221       $1,862   $2,359          $2,556
  Machinery and equipment   2,474,422    1,960,530  513,892         575,488
  Office equipment            111,891       66,498   45,393          42,235
                            ---------    ---------  -------         -------
                           $2,590,534   $2,028,890 $561,644        $620,279
                           ==========   ========== ========        ========


7.    Bank indebtedness

      The bank indebtedness includes three operating demand loans in the amount of $484,000 which are secured by a registered general assignment of book debts and general security agreements of Mega Blow Moulding Limited.

8.    Long term debt

      The long-term debt consists of two term loans. The term loans are secured by a registered general security agreement having first charge over all assets excluding real property of Mega Blow Moulding Limited. The term loans bear interest at rates varying from 6.47% to bank prime plus 1.75%. The term loans are payable as follows:

                   TREASURY INTERNATIONAL, INC.
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS AT JULY 31, 1998
                            (UNAUDITED)



      1999           $   152,119
      2000               162,347
      2001               172,615
      2002               182,964
      2003 and following  13,548
                         -------

                         683,593
 Less current portion    152,119
                         -------
                       $ 531,474
                       =========

9.    Income taxes

      As of July 31, 1998 the Company had a net operating loss carryover of approximately $2,431,000 expiring in various years through 2014.


10.    General and administrative expenses

      General and administrative expenses for the six months ended July 31, 1998 include fees paid by the Company for consulting and public relations services in the amount of $72,144.


11.   Discontinued operations

      On July 31, 1997, the Company disposed of its subsidiary, Silver 925, Inc.


12.   Contributed surplus

      Contributed surplus represents the premium paid on the issuance of common shares.

13.   Subsequent events

      Subsequent to July 31, 1998, the Company entered into an agreement to sell all of the common shares of its wholly-owned subsidiaries, Megatran Investments Ltd. and Mega Blow Moulding Limited, for cash consideration of $5,100,000.

                    1299004 ONTARIO CORPORATION

                       FINANCIAL STATEMENTS

                    AS AT DATE OF INCORPORATION

                        SEPTEMBER 30, 1998




                             CONTENTS



As at June 3, 1998 - Date of Inception (audited)

      Auditors report.............................          F-30

      Balance sheet...............................          F-31

      Notes to financial statements...............          F-32

                    LESLIE Z. GERENDASI, C.A., C.G.A.
                          CHARTERED ACCOUNTANT
                          3101 BATHURST STREET
                                SUITE 600
                        TORONTO, ONTARIO, CANADA
                                 M6A 2A6

                                                      DIRECT LINES:
                                                    OFF:  (416) 787-7377
                                                    RES:  (416) 787 2882
                                                    FAX:  (416) 787-9831


                         AUDITOR'S REPORT

     I have examined the balance sheet of 1299004 Ontario Corporation as at date of incorporation September 30, 1998. These financial statements are the responsibility of the Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit. I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. In my opinion, these financial statements present fairly, in all material respects, the financial position of the Corporation as at date of incorporation September 30, 1998 in accordance with generally accepted accounting principles.



/s/ Leslie Z. Gerendasi
Chartered Accountant


Toronto, Ontario
October 30, 1998

                    1299004 ONTARIO CORPORATION

                           BALANCE SHEET

                    AS AT DATE OF INCORPORATION

                         SEPTEMBER 30, 1998




                              ASSETS


CASH HELD IN TRUST                          $304,000
DEPOSIT ON PURCHASE OF SHARES (NOTE 1)       375,000
                                            --------
                                            $679,000
                                            ========


                             LIABILITIES

SHAREHOLDERS ADVANCES                       $ 54,000




                        SHAREHOLDERS EQUITY


CAPITAL STOCK (NOTE 2)
PAID IN CAPITAL                             $625,000
                                            --------
                                            $679,000
                                            ========





APPROVED ON BEHALF OF THE BOARD


--------------------------------
DIRECTOR

                    1299004 ONTARIO CORPORATION

                           BALANCE SHEET

                    AS AT DATE OF INCORPORATION

                         SEPTEMBER 30, 1998




     1. The company was formed for the sole purpose of acquiring the shares of Mega Blow Moulding Limited, pursuant to an agreement of purchase and sale between Treasury International Inc. and 1299004 Ontario Corporation. The company intends to pay the promissory note representing the balance of the purchase price through sales of stock, borrowings and other financing means.

     2.    CAPITAL STOCK

      Issued 625,000 common shares at $1.00 each.              $625,000
                                                               ========


     3. The Company was incorporated on June 3, 1998. Since there was no operations of a profit and loss nature, the company has no income statement to report.

                              ANNEX A


                     STOCK PURCHASE AGREEMENT

                           SEE ATTACHED

                      STOCK PURCHASE AGREEMENT


      THIS AGREEMENT is made the 11th day of August, 1998.



B E T W E E N:


           TREASURY INTERNATIONAL,  INC. ("Treasury"),  a
           company   incorporated   under   the  laws  of
           Delaware  and  MEGATRAN   INVESTMENTS  LIMITED
           ("Megatran"), a company incorporated under the laws of Ontario (Treasury and Megatran shall be collectively referred to herein as the "Vendor")


                               - and -


           1299004   ONTARIO   CORPORATION,   a   company
           incorporated   under   the  laws  of   Ontario
           (referred to herein as the "Purchaser")


      WHEREAS:

A. Treasury is the legal and beneficial owner of all of the issued and outstanding shares in the capital stock of Megatran;

B. Megatran is the legal owner and Treasury is the beneficial owner of all of the issued and outstanding shares in the capital stock of Mega Blow Moulding Limited (the "Company");

C. The Purchaser has agreed to sell all of its right, title and interest in and to the Purchased Shares to Total World Telecommunications, Inc. ("TWTI") pursuant to the terms of a stock purchase agreement (the "TWTI Agreement") made as of the 19th day of June, 1998 (the "TWTI Transaction");

D. Royal Bank of Canada ("RBC") has taken a pledge of the Purchased Shares from Megatran as further and continuing collateral security for all of the Company's indebtedness, liabilities and obligations to the Bank; and

E. The Vendor wishes to sell and the Purchaser wishes to purchase all of Vendor's right, title and interest in and to the Purchased Shares subject to the terms and conditions more particularly set out herein.

           NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the payments and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                     ARTICLE 1. - INTERPRETATION

1.1   Definitions

      In addition to other terms defined in this Agreement, the following terms shall have the following meanings:

(a) "Business" means the business presently carried on by the Company consisting of the development and production of blow moulded plastic products;

(b) "Business Day" means a day other than Saturday, Sunday or legal holiday in Ontario;

(c) "Closing" means the completion of the purchase and sale of the Purchased Shares in accordance with Article 11 hereof;

(d)   "Closing Date" means the closing date for the TWTI
      Transaction;

(e) "Financial Statements" mean the Company's financial statement for its last fiscal year end (and as may be available), together with notes to such statements, all as reported upon by the Company's accountant;

(f) "Irrevocable Proxies" means the irrevocable proxies coupled with an interest executed by Majority Shareholders in favour of the Purchaser;

(g)   "Liens"   means  all   mortgages,   claims,   charges,   liens,   pledges,
      encumbrances, security interests, adverse claims and other restrictions of any kind and nature whatsoever;

(h) "Majority Shareholders" means those persons, corporations and partnerships holding not less than 51% of Treasury's issued and outstanding shares as demonstrated by Treasury's transfer agent;

(i)   "Purchase Price" shall have the meaning ascribed to it in
      Article 3 hereof;

(j) "Purchased Shares" means all of the issued and outstanding shares in the capital of the Company owned and being sold by the Vendor, being two hundred and forty (240) shares in the Company's capital stock all of which are being purchased by the Purchaser;

(k)   "RBC" means Royal Bank of Canada;

(l) "RBC Indebtedness" means all of the Company's indebtedness, liabilities and obligations to RBC, howsoever and wheresoever incurred;

(m) "RBC Security" means the security issued by the Company to RBC charging all of the Company's property, assets and undertaking;

(n) "Taxes" means all taxes, duties, levies, assessments, reassessments or governmental charges, including without limitation, income, corporation, capital, real or personal property, excise, payroll (including Unemployment Insurance and Canada Pension Plan contributions), franchise, sales, and goods and services taxes imposed by any jurisdiction (whether federal, provincial or municipal) applicable to the Vendor or the Company and any interest, penalties and fines therein; and

(o) "TWTI Agreement" and "TWTI Transaction" shall have the meanings ascribed to such terms in recital C hereof.

1.2   Certain definitions

      "Agreement", "this Agreement", "hereto", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph or other portion of this Agreement and include every amendment or instrument supplementary hereto or in implementation hereof.

1.3   Number and Gender

      Except where the context otherwise indicates, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender and "persons" shall include individuals, partnerships, joint ventures, associations, corporations and all other forms of business organizations, governments, regulatory or governmental agencies, commissions, departments and instrumentalities.

                        ARTICLE 2. - GENERAL

2.1   Dollar Amounts

      All dollar amounts referred to herein are in lawful currency of the United States unless otherwise stated.

2.2   Accounting Terms

      Each accounting term used herein, unless a contrary definition is provided, shall have the meaning given to it under generally accepted accounting principles in Canada existing at the date hereof.

          ARTICLE 3. - PURCHASED SHARES AND PURCHASE PRICE

3.1   Purchased Shares

      Subject to the terms and conditions contained in this Agreement, the Vendor agrees to sell, assign, transfer and deliver to the Purchaser all of the Vendor's beneficial right, title and interest and, to the extent possible, legal ownership in and to the Purchased Shares and the Purchaser agrees to purchase the Purchased Shares.

3.2   Deposit

      Upon the execution of this Agreement and the delivery of the Irrevocable Proxies, the Purchaser shall deliver the sum of $250,000 U.S. Funds to the Vendor, which shall be held by it as a non-refundable deposit (the "Deposit") pending completion of the transactions contemplated by this Agreement.

3.3   Consideration

      In consideration for the transfer of the Vendor's right, title and interest in and to the Purchased Shares, the Purchaser shall pay to the Vendor the sum of $4,250,000 U.S. Funds (the "Purchase Price") of which the Purchaser shall receive a credit against the Deposit and the balance shall be paid or satisfied at Closing by issuing to the Vendor at Closing a promissory note (the "Promissory Note") in the amount equal to the balance of the Purchase Price which shall include the following terms and conditions:

(a) all amounts outstanding under the Promissory Note shall not bear any interest;

(b) the indebtedness represented by the Promissory Note may be paid by the Purchaser at any time or times without notice or bonus; and

(c) all amounts owing as evidenced by the Promissory Note, including principal and accrued interest, shall become due and payable on the date that is 190 days following the Closing Date or, if that date is not a Business Day, the Business Day next following.

3.4   Failure to Complete Agreement

      If the Closing shall not have occurred on or prior to 11:59 p.m. eastern standard time on September 30, 1998 for any reason save and except for the Vendor's failure to obtain stockholder approval for the transactions contemplated hereby or a breach by the Vendor of any of its other obligations to the Purchaser under this Agreement, then:

(a) this Agreement shall terminate provided that the parties rights against the other for any such breach shall survive such termination; and

(b) the Purchaser shall irrevocably instruct its counsel, Gowling, Strathy & Henderson ("GSH"), to deliver to RBC the sum of $250,000 Cdn. Funds currently held in trust by GSH under the same terms and conditions as if this Agreement had not been terminated.

        ARTICLE 4. - VENDOR'S REPRESENTATIONS AND WARRANTIES

      The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with this Agreement:

4.1   Share Ownership of the Company

      Treasury and Megatran are the beneficial and legal owners, respectively, of the Purchased Shares.

4.2   Authorized and Issued Capital

      The authorized capital of the Company consists of an unlimited number of common shares, of which two hundred and forty (240) common shares are issued and outstanding. The Purchased Shares have been duly and validly authorized and issued and are outstanding as fully paid and non-assessable shares.

4.3   Corporate Power

      The Company has the corporate power to own or lease its property and to carry on its business and is qualified as a corporation to do business and is in good standing in each jurisdiction in which its business is conducted or the property owned or leased by it makes such qualification necessary.

4.4   Guarantees, etc.

      The Company is not a party to or bound by any agreement of guarantee, indemnification, surety or similar commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, corporation or partnership.

4.5   Corporate Authority

      Subject to the approval of the majority of the Vendor's stockholders (which shall be obtained on or prior to Closing), the execution, delivery and performance by the Vendor of this Agreement, and each and every agreement, document and instrument of conveyance contemplated hereby, and the consummation of the transactions herein, have been duly and validly authorized by all necessary corporate action of the Vendor.

4.6   Real Property Lease

      The lease of the Company's premises is the only lease to which the Company is a party, whether as lessor or lessee, in respect of any real property.

4.7   Equipment Leases

      The Company is not a party to any lease or agreement in the nature of a lease, conditional sale agreement, installment obligation or similar obligation (all such obligations and agreements being referred to herein as a "Lease"), whether as lessor or lessee, in respect of personal party.

4.8   Conformity with Laws

      There are no violations, notices of violations, outstanding work orders, notices or similar requirements relating to the business carried on by the Company by or from any police or fire department, sanitation, health, building, labour safety or environmental authorities or from any other federal, provincial or municipal authority and there are no matters under discussion with any such departments or authorities relating to work orders, notices or similar requirements which, in either case, would have a material adverse effect on the Company or its Business.

4.9   Laws and Regulations

      The Company is conducting its business in compliance, in all material respects, with all applicable laws, rules, regulations, notices, approvals and orders of Canada and Ontario and any municipality thereof in which its business is carried on, is not in breach in any material respect of any such laws, rules, regulations, notices, approvals or orders and is duly licensed, registered or qualified, and duly possesses all such licenses in Ontario and any municipality thereof in which the Company carried on its business to enable its business to be carried on as now conducted (except for such licenses, registrations or qualifications the failure of which to have obtained, will not cause a material adverse effect on the Company or its Business) and all such licenses, registrations, qualifications and permits are valid and subsisting and in good standing.

4.10  Incorporation and Organization

      The Company is a corporation duly incorporated and organized and validly subsisting under the laws of Ontario and is duly qualified as a corporation to do business in Ontario.

4.11  Binding Agreement

      Subject to the approval of the majority of the Vendor's stockholders (which shall be obtained on or prior to Closing), this Agreement constitutes a legal, valid and binding obligation of the Vendor, enforceable against it in accordance with its terms subject to:

(a) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditor's rights generally; and

(b) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

4.12  Non-Contravention; Consents

      The execution and delivery of this Agreement and the completion by the Vendor of the transactions contemplated herein will not result in any material violation or breach of any of the provisions of the constating documents or by-laws of the Company, or to the Vendor's knowledge breach any material contract or lease, written or oral, to which the Company or the Vendor is a party or by which they are bound, nor to the Vendor's knowledge require the Company or the Vendor to obtain any consents, authorizations or approvals, save for the approval of the Vendor's and the Company's directors and stockholders, or to the Vendor's knowledge result in the creation of any Lien on the Purchased Shares.

4.13  No Other Purchase Agreements

      No person, company, partnership or other entity has any Agreement or option or any right or privilege capable of becoming an Agreement for the purchase of the Purchased Shares save and except as provided for in this Agreement.

4.14  Title to Assets; Permitted Liens

      The assets owned or used by the Company (other than those leased by the Company) are owned by the Company as the beneficial and legal owner thereof with a good and marketable title or leaseholds therein and thereto and with full right of use thereof subject only to the RBC Security.

The Purchaser acknowledges and confirms that the RBC Security shall remain as valid and binding obligations of the Company until the RBC Indebtedness has been satisfied in full.

4.15  Financial Statements

(a)   The Financial Statements of the Company provided to the Purchaser has been
      prepared  in  accordance  with  Canadian  generally  accepted   accounting
      principles.

(b) There are no liabilities or obligations of the Company, in respect of which the Company or the Purchaser is or may become liable on or after the consummation of the transactions contemplated by this Agreement other than:

      (i) liabilities disclosed on the Financial Statements and those liabilities and obligations specifically disclosed in this Agreement; and

      (ii) liabilities incurred in the ordinary course of business of the Company.

4.16  Residency of Vendor

      The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

4.17  Truth on Closing

      The Vendor shall deliver a certificate to the Purchaser certifying that each of the representations and warranties of the Vendor contained herein are true and correct on and as of the Closing Date with the same force and effect as though made on such date.

4.18  Litigation

      There is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending or to the Vendor's knowledge, information and belief after due inquiry threatened against, or effecting in any way the Company's ability to own and conduct its business as presently conducted nor is the Company subject to any judgment, order, writ, injunction or decree of any court or governmental authority, department, commission, board, bureau, agency or other instrumentality which would have a material effect on its business or on the transactions contemplated herein.

       ARTICLE 5. - PURCHASER'S REPRESENTATIONS AND WARRANTIES

      The Purchaser represents and warrants to the Vendor as follows and acknowledge that the Vendor is relying upon such representations and warranties in connection with this Agreement:

5.1   Corporate Power

      The Purchaser has the corporate power to own or lease its property and to carry on its business and is qualified as a corporation to do business and is in good standing in each jurisdiction in which its business is conducted or the property owned or leased by it makes such qualification necessary.

5.2   Corporate Authority

      Subject to the approval of the Purchaser's shareholders (which shall be obtained on or prior to Closing), the execution, delivery and performance by the Purchaser of this Agreement, and each and every agreement, document and instrument of conveyance contemplated hereby, and the consummation of the transactions herein, have been duly and validly authorized by all necessary corporate action of the Purchaser.

5.3   Incorporation and Organization

      The Purchaser is a corporation duly incorporated and organized and validly subsisting under the laws of Ontario and is duly qualified as a corporation to do business in Ontario.

5.4   Binding Agreement

      This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms subject to:

(a) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditor's rights generally; and

(b) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

5.5   Non-Contravention

      The execution and delivery of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not result in any material violation or breach of any material contract or lease, written or oral, to which the Purchaser is a party or by which it is bound.

5.6   Truth on Closing

      The Purchaser shall deliver a certificate to the Vendor certifying that each of the representations and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date with the same force and effect as though made on such date.

                ARTICLE 6. - COVENANTS OF THE VENDOR

      The Vendor hereby covenants with the Purchaser that the following will be done or caused to be done at or prior to Closing or earlier as herein provided:

6.1   Vendor's Compliance with Agreement

      The Vendor shall have used its best efforts to take all steps necessary to ensure that the representations and warranties contained in this Agreement are true and correct on the Closing Date as if made on and as of such date and shall have done all things necessary to facilitate the transactions provided for herein.

6.2   Resignation and Release of Directors and Officers

      The Vendor shall cause all of the Company's officers and directors to resign effective as of Closing and deliver to the Company release of any claims, actions or causes of action that any such officer or directors has or may have against the Company; provided that, notwithstanding the obligation of the Vendors to deliver such releases, the Vendor shall have the right nominate two designees to the Company's board of directors which shall consist of four individuals in total until the Purchase Price has been paid or satisfied in full following which the Vendor's designees shall forthwith tender their resignations as directors of the Company.

6.3   Tax Filings

      The Vendor shall cause the Company to promptly pay, or set aside for payment, all Taxes due and owing by the Company up to the date of this Agreement, unless other satisfactory arrangements have been made by the Vendor and the Purchaser in writing.

6.4   Transfers

      The Vendor shall cause all necessary resolutions to be enacted and other steps to be taken so as to validly and effectively transfer the Purchased Shares to the Purchaser at Closing in accordance with this Agreement.

6.5   Third Party Consents

      The Vendor shall co-operate with the Purchaser and its representatives to obtain any third party consents which may be required.

6.6   Purchaser's Investigation

      The Vendor shall cause the Company to permit the Purchaser and its agents and professional advisors, at the Purchaser's expense during regular business hours and upon prior written notice, to make such inspections of the assets, books and records, liabilities and financial and legal condition of the Company and the Business as the Purchaser deems necessary or advisable, acting reasonably.

6.7   No Additional Shares

      Until Closing, Treasury shall not issue any additional shares in its capital stock to any person, corporation or partnership unless such person, corporation or partnership agrees to execute and deliver to the Purchaser an irrevocable proxy coupled with an interest to vote such shares in favour of the transactions contemplated hereby such proxy to be in the identical form as the Irrevocable Proxies.

6.8   Stockholder Approval

      Forthwith  following the execution of the Agreement,  the Vendor shall use
its  best  efforts  to  obtain   stockholder   approval  for  the   transactions
contemplated by this Agreement.

6.9   RBC Consent

      The Vendor shall use its best efforts to obtain RBC's consent to the transactions contemplated hereby.

               ARTICLE 7. - COVENANTS OF THE PURCHASER

      The Purchaser hereby covenants with the Vendor that the following will be done at or prior to Closing or earlier as herein provided:

7.1   Purchaser's Compliance with Agreement

      The Purchaser shall have taken all steps necessary to ensure that his representations and warranties contained herein are true and correct on the Closing Date as if made on and as of such date and shall have done all things necessary to facilitate the transactions herein provided for.

7.2   Confidentiality

      Prior to Closing and, if the transaction contemplated herein is not completed, at all times after Closing, the Purchaser will keep confidential all information obtained by it relating to the Company and the Business, except for such information which must reasonably be disclosed in the Plan or in the process of confirming the Plan. The Purchaser further agrees that such information will be disclosed only to those of its representatives and advisors who need to know such information for the purposes of evaluating and implementing the transactions contemplated hereby. If the transactions contemplated herein are not completed for any reason, the Purchaser will return forthwith, without retaining any copies thereof, any and all information and documents obtained from the Vendor and the Company.

7.3   Third Party Consents

      The Purchaser shall co-operate with the Vendor and its representatives to obtain any further consents required by any third party.

7.4   Payment to RBC

      On Closing, the Purchaser shall advance or caused to be advanced to the Company the sum of $250,000 Cdn. which advance shall be used to reduced the RBC Indebtedness and which shall be secured by all of the Company's property, assets and undertaking, present and future, subsequent in priority only to the RBC Security.

7.5   Business in the Ordinary Course

      Until the Purchase Price has been paid or satisfied in full, the Purchaser shall:

(a)   ensure that the Business is managed in the ordinary course;

(b) ensure that the Company's signing authority with RBC provide that any cheques written by the Company in excess of $5,000 Cdn. be co-signed by the Vendor's nominee to the Company's board of directors;

(c) cause to be delivered to the Vendor by the 15th day of the month following, the Company's internally generated financial statements for the month prior in the same form as the Company may deliver to RBC;

(d) ensure that the Company's Business is managed prudently; and which may have a material adverse effect on the Business.

7.6   Agreement by TWTI

      On or before Closing, the Purchaser shall obtain an agreement from TWTI as contemplated by section 10.3 of this Agreement.

7.7   Legal Fees

      On or prior to Closing, the Purchaser shall reimburse the Vendor for its legal fees and disbursements in connection with the transactions contemplated by this Agreement up to $20,000 U.S. Funds subject to receipt of reasonably detailed breakdown of such fees and disbursements.

7.8   No Transfer of Purchased Shares

      Until the indebtedness represented by the Promissory Note has been paid or satisfied in full, the Purchaser shall not transfer the Purchased Shares to any person, corporation or partnership, save and except to TWTI as contemplated by the TWTI Transaction.

                        ARTICLE 8. - SURVIVAL

8.1   Survival of Vendor's Representations and Warranties

      The Vendor's representations and warranties contained in this Agreement shall survive the Closing of the purchase and sale of the Purchase Shares provided for and, notwithstanding such closing, nor any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser for a period of 12 months following Closing.

8.2   Survival of Vendor's Covenants

      The Vendor's covenants contained in this Agreement shall survive the Closing of the purchase and sale of the Purchase Shares herein provided for and, notwithstanding such Closing, shall continue in full force and effect for the benefit of the Purchaser in accordance with the terms thereof.

8.3   Survival of Purchaser's Representations and Warranties

      The Purchaser's representations and warranties contained in this Agreement shall survive the Closing of the purchase and sale of the Purchase Shares herein provided for and, notwithstanding such Closing, nor any investigation made by or on behalf of the Vendor, shall continue in full force and effect for a period of 12 months following Closing.

8.4   Survival of Purchaser's Covenants

      The Purchaser's covenants contained in this Agreement shall survive the closing of the purchase and sale of the Purchase Shares herein provided for and, notwithstanding such closing, shall continue in full force and effect for the benefit of the Vendor in accordance with the terms thereof.

         ARTICLE 9. - CONDITIONS IN FAVOUR OF THE PURCHASER

      The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser to be fulfilled or performed by the Vendor or waived by the Purchaser at or prior to Closing:

9.1   Full Performance

      The Vendor shall have performed in all material respects all the terms, covenants and conditions of the Vendor under this Agreement.

9.2   No Adverse Change

      At the Closing Date, there shall have been no material adverse change in the financial condition of the Business. For purposes of this Section, a "material adverse change" does not include any change in the affairs, operations, prospects, assets or condition of the Business arising directly or indirectly from (i) any activities of the Purchaser, his employees, officers, agents or representatives (whether pursuant to this Agreement or otherwise) or
(ii) any activities arising in the ordinary course of business.

9.3   Litigation

      No action or proceeding shall be pending or, to the knowledge of the Vendor, threatened by any person to enjoin, prohibit or materially affect the transactions herein contemplated or which may have a material adverse effect on the Company, but excluding any litigation, action or proceeding arising, in whole or in part, from the acts or omissions of the Purchaser, its agents or representatives, whether pursuant to this Agreement or otherwise.

9.4   Consent of RBC

      On or prior to Closing, the Purchaser shall have received RBC's written consent to or approval of the transactions contemplated by this Agreement.

9.5   Evidence re: Debentures

      On or prior to Closing, the Vendor shall deliver to the Purchaser confirmation from the holders of the following debentures that the Company has no obligations or liabilities whatsoever in connection with the following debentures:

(a) certain debentures issued by Treasury to and in favour of Leslie Z. Gerendasi in the outstanding principal amount of US$250,000;

(b) certain debentures originally issued by Treasury to and in favour of Firmcorp Equities Limited and which were subsequently assigned to DHS Properties Inc., in the outstanding aggregate principal amount of US$320,000; and

(c) a certain debenture originally issued by Treasury to and in favour of David Bereskin, as nominee, and which was subsequently assigned by the beneficial owner thereof to 1274328 Ontario Inc., in the outstanding principal amount of Cdn. $1,000,000.

9.6   Stockholders Approval

      On or prior to Closing, the Vendor shall deliver to the Purchaser evidence that the Vendor's stockholders have approved the transactions contemplated hereby.

      If any of the foregoing conditions set forth in Article 9 hereof has not been fulfilled by the Vendor or waived by the Purchaser on or prior to the Closing Date, the Purchaser may rescind this Agreement by notice in writing to the Vendor (except where failure to fulfill such conditions arises as a result of the Purchaser's actions or omissions). In such event the Purchaser shall be released from all its obligations hereunder and and unless the Purchaser can demonstrate the condition or conditions for the non-performance of which they have rescinded this Agreement are reasonably capable of being performed by the Vendor, the Vendor shall also be released form all of its obligations.

          ARTICLE 10. - CONDITIONS IN FAVOUR OF THE VENDOR

      The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendor, to be fulfilled or performed by the Purchaser or waived by the Vendor at or prior to Closing:

10.1  Full Performance

      The Purchaser shall have performed in all material respects all the terms, covenants and conditions of the Purchaser under this Agreement.

10.2  Payment or Satisfaction of Purchase Price

      The Purchaser shall have paid the cash portion of the Purchase Price to the Vendor and issued the Promissory Note as described herein.

10.3  Assumption of Obligations by TWTI

      TWTI or the the Purchaser shall have entered into an agreement with the Vendor, which agreement shall provide that:

(a) TWTI shall assume or take such steps as may be reasonably necessary to ensure that the Purchaser's obligations to the Vendor set out in sections
      6.2 and 7.5 hereof and that the same are satisfied;

(b) provided that the amounts owing as evidenced by the Promissory Note have not been paid or satisfied in full in accordance with the terms hereof, then the Vendor shall have the right for a period of 30 days following such due date to give notice (the "Call Notice") to TWTI in writing that it wishes to purchase all of TWTI's right, title and interest in and to the Purchased Shares which, the Vendor acknowledges, may be subject to a pledge in favour of RBC;

(c) the transaction of purchase and sale initiated by the Call Notice shall be completed within 30 days from the date that TWTI receives the Call Notice;

(d) as security for TWTI's obligations in respect of the sale of the Purchased Shares to the Vendor as set forth above, TWTI shall deliver to the Vendor a pledge of the Purchased Shares subordinate to any pledge given by TWTI to RBC; and

(e) until the indebtedness evidenced by the PromissoryNote has been paid or satisfied in full TWTI shall not transfer the Purchased Shares without the Vendor's prior written consent.

      If any of the foregoing conditions set forth in Article 10 has not been fulfilled by the Purchaser or waived by the Vendor on or prior to the Closing Date, the Vendor may rescind this Agreement by notice in writing to the Purchaser. In such event, the Vendor shall be released from all its obligations hereunder and unless the Vendor can demonstrate the condition or conditions for the non-performance of which it has rescinded this Agreement are reasonably capable of being performed by the Purchaser, the Purchaser shall also be released form all of its obligations hereunder.

                 ARTICLE 11. - CLOSING ARRANGEMENTS

11.1  Place of Closing

      The closing of the transactions contemplated by this Agreement shall take place at Closing on the Closing Date at the offices of Gowling, Strathy & Henderson, Suite 4900, Commerce Court West, Toronto, Ontario, or at such other place as the parties hereto may agree.

11.2  Deliveries by the Vendor

      Subject to the satisfaction and fulfilment of all conditions provided for in this Agreement (unless waived in writing by the Purchaser at or prior to Closing) the Vendor shall deliver to the Purchaser the following documents or matters duly executed by all persons other than the Purchaser or do the following acts or things which delivery and performance constitute a condition precedent in favour of the Purchaser to the completion of the transactions herein provided for:

(a) the share certificates representing the Purchased Shares duly endorsed in blank for transfer to the Purchaser;

(b) a copy of a resolution of the board of directors of the Company and the Vendor authorizing the transfer of the Vendor's right, title and interest in and to the Purchased Shares to the Purchaser;

(c)   the Irrevocable Proxies;

(d)   the confirmations referred to in Section 9.5 hereof; and

(e)   the Company's minute book and other corporate records.

11.3  Deliveries by the Purchaser

      Subject to the satisfaction and fulfilment of all conditions provided for in this Agreement (unless waived in writing by the Vendor at or prior to Closing), the Purchaser shall deliver to the Vendor the Promissory Note.

                    ARTICLE 12. - GENERAL MATTERS

12.1  Notice

      Any notice required or permitted to be given for purposes of this Agreement shall be in writing and shall be sufficiently given if personally delivered, at the applicable address set out below, or sent by registered letter, postage prepaid or transmitted by telecopier (confirmed on the same day or following day by prepaid mail or by return telecopier transmittal):

------------------------------------------

(a)   if to the Vendor, addressed to:

      1183 Finch Avenue West
      Suite 508
      North York, Ontario
      M3J 2G2

      Attention:     The President
      Facsimile No.: (416) 663-5509

      with a copy to:

      Piper & Marbury
      1251 Avenue of the Americas
      New York, New York
      10020 - USA

      Attention:     Mr. Paul Pollock
      Facsimile No.:(212) 835-6001
------------------------------------------
------------------------------------------

(b)   if to the Purchaser addressed to:

      3101 Bathurst Street
      Suite 600
      Toronto, Ontario
      M6A 2A6

      Attention:     The President
      Facsimile No.:(416) 787-9831

------------------------------------------
or at such other address as the party to whom such writing is to be given shall have notified the party giving the same in the manner provided in this Section. Any notice delivered to the party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the date it is so delivered at such address, provided that if such day is not a Business Day, then a notice shall be deemed to have been given and received on the next Business Day following such day. Any notice mailed as aforesaid shall be deemed to have been given and received on the date it is so delivered at such address, provided that if such day is not a Business Day, then a notice shall be deemed to have been given and received on the next Business Day following such day. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing. Any notice transmitted by telecopier shall be deemed given and received on the first Business Day after its transmission.

12.2  Entire Agreement

      This Agreement and all other documents delivered in connection herewith constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions between the parties hereto with respect to the subject matter of this Agreement. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties with respect to the subject matter of this Agreement and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

12.3  Waiver

      No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar) nor shall such waiver be effective or binding unless in writing and, unless otherwise provided, shall be limited to the specific breach waived.

12.4  Applicable Law

      This Agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.

12.5  Enurement

      This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors and legal personal representatives, and shall not be assignable by any of the parties hereto without the written consent of the other party.

12.6  Counterparts

      This Agreement may be executed in one or more counterparts, all of which when executed and delivered (including by facsimile transmission) shall be considered one and the same agreement, and each of which shall be deemed an original. If executed by facsimile the party(s) so executing shall forthwith deliver an original thereof to the other.

12.7  Further Assurances

      From time to time subsequent to the Closing Date, each of the parties hereto shall, at the request and expense of the requesting party, execute and deliver such additional conveyances, transfers and other assurances, as may, in the opinion of counsel for such party, be required to effectually carry out the intent of this Agreement in accordance with the terms hereof.

12.8  Severability

      If any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, the provision shall be deemed to be severed herefrom, and the remaining provisions of this Agreement shall not be affected thereby and shall remain valid and enforceable.

12.9  Independent Legal Advice

      This Agreement has been drafted by Gowling, Strathy & Henderson, as solicitor for the Vendor. The Purchaser has been advised to obtain independent legal advice before signing this Agreement and acknowledges that it has obtained or has had the opportunity to obtain but has declined independent legal advice prior to the execution of this Agreement.

      IN WITNESS WHEREOF this Agreement has been executed and delivered by the parties hereto on the date first above written.

                          TREASURY INTERNATIONAL, INC.
                          a  corporation   incorporated  under  the
                          laws of Delaware

                          Per:
                          Name:
                          Title:

                    I have authority to bind the Corporation

                          MEGATRAN INVESTMENTS LIMITED
                          a  corporation   incorporated  under  the
                          laws of Ontario

                          Per:
                          Name:
                          Title:

                    I have authority to bind the Corporation

                          1299004 ONTARIO CORPORATION
                          a  corporation   incorporated  under  the
                          laws of Ontario

                          Per:
                               Joseph Lebovics, Director

                          I  have   the   authority   to  bind  the
                          Corporation

                                               As of September 30,  1998




1299004 Ontario Corporation
3101 Bathurst Street, Suite 600
Toronto, Ontario  M6A 2A6
Canada


Gentlemen:

      Reference is made to that certain Stock Purchase Agreement, dated August 11, 1998 (the "Stock Purchase Agreement"), by and among Treasury International, Inc. ("Treasury"), Megatran Investments Limited ("Megatran") and 1299004 Ontario Corporation (the "Purchaser"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Stock Purchase Agreement.

      Pursuant to discussions among Treasury, Megatran and the Purchaser, the parties have agreed to extend the Closing (referred to in Section 3.4 of the Purchase Agreement) to a date within five (5) business days after the date of the special meeting of shareholders of Treasury (the "Special Meeting") to be held for the purpose of voting on the Stock Purchase Agreement and the transactions contemplated thereby (the "New Closing Date"); provided, however, that in no event shall the New Closing Date occur after February 26, 1999. Subject to approval by the U.S. Securities and Exchange Commission (the "SEC") of the preliminary proxy statement for the Special Meeting, Treasury has selected November 16, 1998 as the date of the Special Meeting (the "Special Meeting Date"). The Purchaser acknowledges that the Special Meeting Date is subject to change should the SEC fail to timely approve such proxy statement.

      By setting forth your signature below, Treasury, Megatran and the Purchaser hereby agree that the Stock Purchase Agreement is amended as described in the second paragraph of this letter, and, except as set forth therein, all terms and provisions of the Stock Purchase Agreement shall remain in full force and effect.

      This letter agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.

                                    Very truly yours,

                                    TREASURY INTERNATIONAL, INC.


                                    By:_____________________________
                                          James Hal, President


                                    MEGATRAN INVESTMENTS LIMITED


                                    By:_____________________________
                                          James Hal, President


Accepted and agreed to:

1299004 ONTARIO CORPORATION


By:_____________________________
      Joseph Lebovics, Director

--------------------------------------------------------------------------------
PROXY                    TREASURY INTERNATIONAL, INC.                    PROXY
--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints James Hal and Howard Halpern, or either of them, with power of substitution, as proxies, to appear and vote, as designated below, all the shares of Common Stock of Treasury International, Inc. (the "Company"), held of record by the undersigned on November 5, 1998 at the Special Meeting of Stockholders to be held on November 30, 1998 and any adjournments or postponements thereof.


           1. To approve the sale to 1299004 Ontario Corporation of all of the capital stock of the Company's indirect subsidiary, Mega Blow Moulding Limited, on the terms and conditions contained in that certain Stock Purchase Agreement dated August 11, 1998 and the amendment thereto dated as of September 30, 1998


                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

                    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS
                   DIRECTED. IF NO DIRECTION IS INDICATED, THE PROXY WILL
                       BE VOTED "FOR" THE ABOVE PROPOSAL.

           In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                                           Dated:  _____________________, 1998



                                   ---------------------------------------------
                                                         Signature


                                   ---------------------------------------------
                                                         Signature

                                                         IMPORTANT:  Please sign
                                                         exactly as your name or
                                                         names appear(s) hereon.
                                                         Joint   owners   should
                                                         each sign.  If you sign
                                                         as   agent  or  in  any
                                                         other    representative
                                                         capacity,   please  set
                                                         forth such capacity. If
                                                         a  corporation,  please
                                                         give   full   corporate
                                                         name  by  President  or
                                                         other        authorized
                                                         officer.      If      a
                                                         partnership,     please
                                                         sign   in   partnership
                                                         name   by    authorized
                                                         person.